Exhibit 4.11

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual general meeting of shareholders (the "Meeting") of Blue Moon Metals Inc. (the "Company") will be held at 1133 Melville Street, Suite 2700, Vancouver, BC V6E 4E5 on October 17, 2024 at 11:00 a.m. (Pacific Time) for the following purposes, as more particularly described in the accompanying information circular (the "Information Circular"):

1.	to receive and consider the audited annual financial statements of the Company for the fiscal year ended December 31, 2023 and the auditor's report thereon;

2.	to fix the number of directors of the Company at four (4) for the ensuing year;

3.	to elect directors for the ensuing year;

4.	to appoint Davidson & Company LLP as the auditor of the Company for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditor;

5.	to approve the Company's new share compensation plan for the ensuing year; and

6.	to transact any other business which may properly come before the Meeting, or any adjournment thereof.

Accompanying this Notice of Meeting is an Information Circular, a form of Proxy, and a financial statement request card whereby shareholders can request to be added to the Company's supplemental mailing list. The Information Circular includes more detailed information relating to the matters to be addressed at the Meeting, and forms part of this Notice.

The Board of Directors has fixed the close of business on September 17, 2024 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting. A shareholder entitled to vote at the Meeting is entitled to appoint a proxyholder to vote in his/her stead. If you are a registered shareholder of the Company, please read, date, and sign the accompanying Proxy and deliver it in accordance with the instructions provided therein. If you are a non- registered holder of Company shares and have received this Notice of Meeting and accompanying materials through an intermediary, such as an investment dealer, broker, custodian, administrator or other nominee, or a clearing agency in which the intermediary participates, please complete and return the form of voting instruction form provided to you in accordance with the instructions provided therein.

DATED at Vancouver, British Columbia, this 17th day of September, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

"Patrick McGrath"

Chief Executive Officer

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

BLUE MOON METALS INC.
601 West Broadway, Suite 400
Vancouver, British Columbia
Canada V5Z 4C2

MANAGEMENT INFORMATION CIRCULAR
as at September 17, 2024

This management information circular ("Circular") is furnished in connection with the solicitation of proxies by management of Blue Moon Metals Inc. (the "Company") for use at the annual general meeting (the "Meeting") of shareholders of the Company (the "Shareholders") to be held on October 17, 2024 and any adjournment thereof, for the purposes set forth in the attached Notice of Annual General Meeting. Except where otherwise indicated, the information contained herein is stated as of September 17, 2024.

In this Circular, references to the "Company" and "we" refer to Blue Moon Metals Inc. "Common Shares" means common shares without par value in the capital of the Company. "Registered Shareholders" means Shareholders whose names appear on the records of the Company as the registered holders of Common Shares. "Non-Registered Shareholders" means Shareholders who do not hold Common Shares in their own name. "Intermediaries" refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Non-Registered Shareholders.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company. The Company will bear all costs of this solicitation. We have arranged to send meeting materials directly to Registered Shareholders, as well as Non-Registered Shareholders who have consented to their ownership information being disclosed by the Intermediary holding the Common Shares on their behalf (non-objecting beneficial owners). We have not arranged for Intermediaries to forward the meeting materials to Non-Registered Shareholders who have objected to their ownership information being disclosed by the Intermediary holding the Common Shares on their behalf (objecting beneficial owners) under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101"). As a result, objecting beneficial owners will not receive the Circular and associated meeting materials unless their Intermediary assumes the costs of delivery.

Appointment and Revocation of Proxies

The individuals named in the accompanying form of proxy (the "Proxy") are officers of the Company or solicitors for the Company. If you are a Registered Shareholder, you have the right to attend the meeting or vote by proxy and to appoint a person or company other than the person designated in the Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by inserting the name of that other person in the blank space provided in the Proxy or by completing and delivering another suitable form of Proxy.

If you are a Registered Shareholder you may wish to vote by proxy whether or not you are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing, dating and signing the enclosed form of proxy and returning it to the Company's transfer agent, Odyssey Trust Company ("Odyssey"), in accordance with the instructions on the Proxy.

In all cases you should ensure that the Proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Every Proxy may be revoked by an instrument in writing:

(i)	executed by the Shareholder or by his/her attorney authorized in writing or, where the Shareholder is a company, by a duly authorized officer or attorney of the company; and

(ii)	delivered either to the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, at which the Proxy is to be used, or to the chairman of the Meeting on the day of the Meeting or any adjournment thereof, or in any other manner provided by law.

Only Registered Shareholders have the right to revoke a Proxy. Non-Registered Shareholders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the Proxy on their behalf. If you are a Non-Registered Shareholder, see "Voting by Non-Registered Shareholders" below for further information on how to vote your Common Shares.

Exercise of Discretion by Proxyholder

If you vote by proxy, the persons named in the Proxy will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

(i)	each matter or group of matters identified therein for which a choice is not specified,

(ii)	any amendment to or variation of any matter identified therein,

(iii)	any other matter that properly comes before the Meeting, and

(iv)	the exercise of discretion of the proxyholder.

In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy for the approval of such matter. Management is not currently aware of any other matters that could come before the Meeting.

Voting by Non-Registered Shareholders

The following information is of significant importance to Shareholders who do not hold Common Shares in their own name. Non-Registered Shareholders should note that the only Proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders.

If Common Shares are listed in an account statement provided to a Shareholder by an Intermediary, then in almost all cases those Common Shares will not be registered in the Shareholder's name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder's Intermediary or an agent of that Intermediary. In the United States, the vast majority of such Common Shares are registered under the name of Cede & Co. (the registration name for as the Depository Trust Company, which acts as nominee for many U.S. brokerage firms), and in Canada, under the name of CDS & Co. (the registration name for the Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

If you have consented to disclosure of your ownership information, you will receive a request for voting instructions from the Company (through Odyssey). If you have declined to disclose your ownership information, you may receive a request for voting instructions from your Intermediary if they have assumed the cost of delivering the Circular and associated meeting materials. Every Intermediary has its own mailing procedures and provides its own return instructions to clients. However, most Intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge Financial Solutions, Inc. ("Broadridge") in the United States and in Canada.

If you are a Non-Registered Shareholder, you should carefully follow the instructions on the voting instruction form received from Odyssey or Broadridge in order to ensure that your Common Shares are voted at the Meeting. The voting instruction form supplied to you will be similar to the Proxy provided to the Registered Shareholders by the Company. However, its purpose is limited to instructing the Intermediary on how to vote on your behalf.

The voting instruction form sent by Odyssey or Broadridge will name the same persons as the Company's proxy to represent you at the Meeting. Although as a Non-Registered Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your Intermediary, you, or a person designated by you (who need not be a Shareholder), may attend at the Meeting as Proxyholder for your Intermediary and vote your Common Shares in that capacity. To exercise this right to attend the meeting or appoint a Proxyholder of your own choosing, you should insert your own name or the name of the desired representative in the blank space provided in the voting instruction form. Alternatively, you may provide other written instructions requesting that you or your desired representative attend the Meeting as Proxyholder for your Intermediary. The completed voting instruction form or other written instructions must then be returned in accordance with the instructions on the form.

If you receive a voting instruction form from Odyssey or Broadridge, you cannot use it to vote Common Shares directly at the Meeting – the voting instruction form must be completed as described above and returned in accordance with its instructions well in advance of the Meeting in order to have the Common Shares voted.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting other than the election of directors and as set out herein. For the purpose of this paragraph, "person" shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company's last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

RECORD DATE AND QUORUM

The board of directors (the "Board") of the Company has fixed the record date for the Meeting as the close of business on September 17, 2024 (the "Record Date"). Shareholders of record as at the Record Date are entitled to receive notice of the Meeting and to vote their Common Shares at the Meeting, except to the extent that any such Shareholder transfers any Common Shares after the Record Date and the transferee of those Common Shares establishes that the transferee owns the Common Shares and demands, not less than ten (10) days before the Meeting, that the transferee's name be included in the list of Shareholders entitled to vote at the Meeting, in which case, only such transferee shall be entitled to vote such Common Shares at the Meeting.

Under the Company's articles, the quorum for the transaction of business at a meeting of shareholders is one person who is a shareholder, or who is otherwise permitted to vote shares of the Company at a meeting of shareholders, present in person or by proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

On the Record Date, there were 52,804,086 Common Shares issued and outstanding, with each Common Share carrying the right to one vote. Only Shareholders of record at the close of business on the Record Date will be entitled to vote in person or by Proxy at the Meeting or any adjournment thereof.

To the knowledge of the directors and executive officers of the Company, as of the date of this Circular, no Shareholders beneficially own, or exercise control or direction, directly or indirectly, Common Shares carrying 10% or more of the votes attached to Common Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Company's directors, the only matters to be placed before the Meeting are those set forth in the accompanying Notice of Meeting and more particularly discussed below.

Presentation of Financial Statements

The annual financial statements of the Company for the financial year ended December 31, 2023, together with the auditor's report thereon, will be placed before the Meeting. The Company's financial statements are available on the System of Electronic Document Analysis and Retrieval (SEDAR+) website at www.sedarplus.ca.

Election of Directors

The Board presently consists of three (3) directors. Only one of these directors, Patrick McGrath is being nominated for re-election at the meeting. In addition, Haytham Hodaly, Maryse Belanger, and Christian Kargl- Simard are being nominated for election at the Meeting. Shareholders will be asked to fix the number of directors at four (4) and to elect the four (4) persons listed below as directors for the ensuing year.

The term of office of each of the present directors expires at the Meeting. The persons named below will be presented for election at the Meeting as the nominees of management and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual general meeting of the Company or until his or her successor is elected or appointed, unless his or her office is earlier vacated in accordance with the Articles of the Company, or with the provisions of the Business Corporations Act (British Columbia).

The following table and notes thereto states the name of each person proposed to be nominated by management for election as a director (a "proposed director"), the province or state and country of residence, all offices of the Company now held by him or her, his or her principal occupation, the period of time for which he or she has been a director of the Company, and the number of Common Shares beneficially owned by him or her, directly or indirectly, or over which he or she exercises control or direction, as at the date hereof.

Name, Residence and Present Position within the Company	Director Since	Number of Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Discretion is Exercised(1)	Principal Occupation(1)
Patrick McGrath(2) Nova Scotia, Canada Director & CEO	February 24, 2017	3,752,428	Chief Executive Officer of the Company since April 2017. Director and Chief Executive Officer of Burrell Resources Inc. since December 2019. Mr. McGrath has a bachelor of commerce degree from Memorial University and is a Chartered Professional Accountant (CPA) in Canada.

Name, Residence and Present Position within the Company	Director Since	Number of Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Discretion is Exercised(1)	Principal Occupation(1)
Haytham Hodaly Port Coquitlam, British Columbia Nominee	N/A(3)	3,611,857	Mr. Hodaly is currently the Senior Vice President, Corporate Development of Wheaton Precious Metals Corp. and brings with him almost 30 years of experience in analyzing mining opportunities. He joined Wheaton Precious Metals Corp. in 2012 and has since been involved with more than US$9.0 billion worth of streaming transactions. Prior to joining Wheaton Precious Metals Corp., Mr. Hodaly had spent more than 16 years in the North American securities industry, most recently as Director and Mining Analyst, Global Mining Research, at RBC Capital Markets. Prior to this, Mr. Hodaly held the position of Co- Director of Research and Senior Mining Analyst at Salman Partners Inc., in addition to holding the titles of Vice President and Director of the firm. Mr. Hodaly is an engineer with a Bachelor of Applied Science in Mining and Mineral Processing Engineering and a Master of Engineering, specializing in Mineral Economics, both obtained from the University of British Columbia. Mr. Hodaly has served as Director of the Denver Gold Group since 2019, a Director of NEXE Innovations since 2020 and was formerly a Director of Goldsource Mines Inc. from 2017 until its acquisition in 2024.

Name, Residence and Present Position within the Company	Director Since	Number of Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Discretion is Exercised(1)	Principal Occupation(1)
Maryse Belanger West Vancouver, British Columbia Nominee	N/A(4)	2,857,143	Ms. Bélanger has over 35 years of experience with senior gold and base metal companies globally with proven strengths in project development, operational excellence and efficiency, technical studies, and services. She has provided oversight and project management support through some of the mining industry's key strategic acquisitions. Ms. Bélanger currently serves as a director of Equinox Gold Corp. She was appointed Board chair at IAMGOLD in February 2022, was Interim President and CEO of IAMGOLD from May 2022 to the end of March 2023 and retired as a director in September 2023. Ms. Bélanger previously served as a director of several resource companies. She was recognized twice by the Women in Mining UK 100 Global Inspirational Women in Mining Project as one the most inspirational Global Women in Mining and named one of the ten most influential women in the mining industry. She holds a Bachelor of Science degree in Geology, a graduate certificate in Geostatistics and an ICD.D designation.
Christian Kargl-Simard Toronto, Ontario Nominee	N/A(5)	3,489,285	Mr. Kargl-Simard has over 20 years of experience in the mining industry, having worked both in professional, technical and finance roles. Christian was founder and CEO of Adventus Mining Corp. up to its recent C$235M sale to Silvercorp Metals Inc. Prior to starting Adventus, he worked for 10 years in investment banking roles at Raymond James Ltd. and Haywood Securities Inc. Mr. Kargl-Simard is a professional engineer (Canada) and holds a B.A.Sc. degree in Metallurgical Engineering from the University of British Columbia.

Notes:

(1)	The information as to principal occupation, business or employment, and Common Shares beneficially owned or controlled is not within the knowledge of the management of the Company and has been furnished by the respective nominees. Unless otherwise stated above, any nominees named above not elected at the last annual general meeting have held the principal occupation or employment indicated for at least the five preceding years.
(2)	Member of the audit committee.
(3)	Haytham Hodaly has not previously been a director of the Company.
(4)	Maryse Belanger has not previously been a director of the Company.
(5)	Christian Kargl-Simard has not previously been a director of the Company.

Other than disclosed below, no proposed director of the Company is, or has been, within the 10 years prior to the date of this Circular, a director or executive officer of any company that:

(a)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while that person was acting in that capacity;

(b)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to act in that capacity, and which resulted from an event that occurred while that person was acting in that capacity; or

(c)	while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No proposed director of the Company is, or has been, within the 10 years prior to the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Appointment of Auditor

Management is recommending that Shareholders vote to appoint Davidson & Company LLP, Chartered Professional Accountants ("Davidson") of 1200 – 609 Granville Street, PO Box 10372, Pacific Centre, Vancouver, BC, V7Y 1G6, as the Company's auditor and to authorize the directors to fix their remuneration. The Board resolved on November 27, 2017 to appoint Davidson as auditors for the Company.

Stock Compensation and Other Incentive Plans

The Company has adopted a stock option plan (the "2023 Plan") which was last approved by shareholders approved by the shareholders at the Company's last annual general meeting held on August 1, 2023 and by the TSXV. The purpose of the 2023 Plan is to provide an incentive to directors, employees and consultants of the Company or its subsidiary to acquire a proprietary interest in the Company, to continue their participation in the affairs of the Company and to increase their efforts on behalf of the Company.

On September 12, 2024, the Board adopted a new share compensation plan (the "Share Compensation Plan"), replacing the 2023 Plan. Following the approval of the Share Compensation Plan by the shareholders, the 2023 Plan will be replaced and superseded by the Share Compensation Plan and the Company may ask participants under the 2023 Plan to sign an agreement to be bound by the Share Compensation Plan.

The Share Compensation Plan is a "rolling up to 10%" omnibus plan pursuant to which the total number of Common Shares which may be issued pursuant to restricted share units ("RSUs"), stock options ("Options") or deferred share units ("DSUs") awarded or granted under the Share Compensation Plan, in the aggregate, is equal to up to a maximum of 10% of the issued and outstanding Common Shares at the time of the award or grant.

As of the date of this Information Circular, there are 1,395,000 Options, nil RSUs, and nil DSUs outstanding reserving for issuance of a total of 1,395,000 Common Shares, being approximately a total of 2.6% of the issued and outstanding Common Shares.

Other than as set out elsewhere in this Information Circular, the Company does not have any other incentive plans.

Particulars of the Share Compensation Plan

Overview

The Share Compensation Plan provides that the Board may from time to time, in its discretion, award or grant to the Eligible Person (as such term is defined below) selected by the Administrators (as such term is defined below) to participate in the Share Compensation Plan (each, a "Participant"), who may include participants who are citizens or residents of the United States (each, a "US Participant"), with the opportunity, through RSUs, Options, and DSUs, to acquire an ownership interest in the Company.

The purpose of the Share Compensation Plan is to provide an incentive to the directors, officers, employees, consultants and other personnel of the Company or any of its subsidiaries to achieve the longer- term objectives of the Company; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company; and to attract to and retain in the employ of the Company or any of its subsidiaries, persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

The RSUs and DSUs will rise and fall in value based on the value of the Common Shares. Unlike the Options, the RSUs and DSUs will not require the payment of any monetary consideration to the Company. Instead, each RSU represents a right to receive one Common Share or a lump sum payment in cash following the attainment of vesting criteria determined by the Administrators at the time of the award (subject to TSXV policies).

The Options, on the other hand, are rights to acquire Common Shares upon payment of monetary consideration (i.e., the exercise price), subject also to vesting criteria determined at the time of the grant.

The Administrators may fix, from time to time, a portion of the director fees that is to be payable in the form of DSUs. In addition, each Participant who is, on the applicable election date, a director who is not an employee (the "Electing Person") may be given the right to elect to participate in the grant of additional DSUs. An Electing Person who elects to participate in the grant of additional DSUs shall receive their Elected Amount (as that term is defined below) in the form of DSUs in lieu of cash. The "Elected Amount" shall be an amount, as elected by the director, in accordance with applicable tax law, between 0% and 100% of any director fees that are otherwise intended to be paid in cash (the "Cash Fees").

Purpose of the Share Compensation Plan

The stated purpose of the Share Compensation Plan is to advance the interests of the Company and its subsidiaries, and its shareholders by: (a) ensuring that the interests of Participants are aligned with the success of the Company and its subsidiaries; (b) encouraging stock ownership by such persons; and (c) providing compensation opportunities to attract, retain and motivate such persons.

The following people (each, an "Eligible Person") are eligible to participate in the Share Compensation Plan: any director, officer, employee, management company employee or consultant.

Administration of the Share Compensation Plan

The Share Compensation Plan is administered by the Board or such other persons as may be designated by the Board from time to time (the "Administrators") through the recommendation of the NC&CG Committee. The Administrators determine the eligibility of persons to participate in the Share Compensation Plan, when RSUs, Options, or DSUs will be awarded or granted, the number of RSUs, Options and DSUs to be awarded or granted, the vesting criteria for each award of RSUs, vesting period for each grant of Options and the vesting criteria for each award of DSU, and all other terms and conditions of each award and grant, in each case in accordance with applicable securities laws and the requirements of the TSXV.

Number of Common Shares Issuance under the Share Compensation Plan

The Common Shares that are issuable pursuant to RSUs, Options, and DSUs awarded or granted under the Share Compensation Plan and other securities issuable under any other share compensation arrangements of the Company (collectively, the "Security Based Compensation"), in aggregate, is equal to up to a maximum of 10% of the issued and outstanding Common Shares as of the date of award or grant.

Restrictions on the Award or Grant of Security Based Compensation

The Security Based Compensation under the Share Compensation Plan is subject to a number of restrictions:

(a)	the total number of Common Shares issuable pursuant to all Security Based Compensation granted or awarded under the Share Compensation Plan and any other share compensation arrangements of the Company cannot exceed 10% of the Common Shares then outstanding. For greater certainty, any RSUs and DSUs that must be settled in cash in accordance with the RSU Agreement and the DSU Agreement (as these terms are defined below) approved by the Administrators at the time of grant shall not count towards the maximum of 10% of issued and outstanding Common Shares reserved under this Share Compensation Plan as required by the policies of the TSXV;

(b)	unless the Company obtains disinterested shareholder approval, the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Share Compensation Plan to any one Participant in any 12 month period cannot exceed 5% of the Common Shares then outstanding;

(c)	the maximum number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Share Compensation Plan in any 12 month period to any one consultant shall not exceed 2% of the issued and outstanding Common Shares then outstanding; and

(d)	the maximum aggregate number of Common Shares issuable pursuant to all Options granted to Investor Relations Service Providers (as such term is defined in the Share Compensation Plan) under the Share Compensation Plan and any other share compensation arrangements of the Company in any 12 month period in aggregate shall not exceed 2% of the issued and outstanding Common Shares; provided, that Options granted to any and all Investor Relations Service Providers must vest in stages over a period of not less than 12 months with no more than ¼ of the Options vesting in any three month period in accordance with the vesting requirements set out in the TSXV's policies.

The following restrictions also apply to the Share Compensation Plan in accordance with TSXV Policy 4.4:

(a)	All Security Based Compensation granted or issued under the Share Compensation Plan is non- assignable and non-transferable;

(b)	Unless the Company obtains disinterested shareholder approval, the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Share Compensation Plan to Insider Participants (as such term is defined in the Share Compensation Plan) as a group shall not exceed 10% of the issued and outstanding Common Shares at any point in time;

(c)	Unless the Company obtains disinterested shareholder approval, the maximum number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Share Compensation Plan in any 12 month period to Insider Participants as a group (together with those Common Shares issuable pursuant to any other share compensation arrangement) shall not exceed 10% of the issued and outstanding Common Shares, calculated as at the date that such Security Based Compensation is granted or issued to any Insider Participant;

(d)	Investor Relations Service Providers may not receive any Security Based Compensation other than Options; and

(e)	Any Security Based Compensation granted or issued to any Participant who is a director, officer, employee, consultant or management company employee must expire within 12 months following the date the Participant ceases to be an Eligible Person under the Share Compensation Plan.

Restricted Share Units

The Administrators may award RSUs to Eligible Persons (other than Investor Relations Service Providers).

(a)	Mechanics for RSUs

RSUs awarded to Participants under the Share Compensation Plan are credited to an account that is established on their behalf and maintained in accordance with the Share Compensation Plan. After the vesting criteria of any RSUs awarded under the Share Compensation Plan are satisfied, a Participant shall be entitled to receive and the Company shall issue or pay (at its discretion): (i) a lump sum payment in cash equal to the number of vested RSUs recorded in the Participant's RSU account multiplied by the market price of the Common Shares traded on the TSXV on the payout date; (ii) the number of Common Shares required to be issued to a Participant upon the vesting of such Participant's RSUs in the Participant's RSU account will be, duly issued as fully paid and non-assessable shares and such Participant shall be registered on the books of the Company as the holder of the appropriate number of Common Shares; or (iii) any combination of thereof.

(b)	Vesting Provisions

The Share Compensation Plan provides that: (i) at the time of the award of RSUs, the Administrators shall, subject to the TSXV rules, determine the vesting criteria applicable to the RSUs provided that, subject to certain exceptions set out in the Share Compensation Plan, no RSUs may vest before the date that is one year following the date of award; (ii) vesting of RSUs may include criteria such as performance vesting; (iii) each RSU shall be subject to vesting in accordance with the terms set out in an agreement evidencing the award of the RSU, which is attached as Exhibit A to the Share Compensation Plan (or in such form as the Administrators may approve from time to time) (the "RSU Agreement"); and (iv) all vesting and issuances or payments in respect of an RSU shall be completed no later than December 15 of the third calendar year commencing after the award date for such RSU.

(c)	Termination, Retirement and Other Cessation of Employment in connection with RSUs

A person participating in the Share Compensation Plan will cease to be eligible to participate in the following circumstances: (i) receipt of any notice of termination of employment or service (whether voluntary or involuntary and whether with or without cause); (ii) retirement; and (iii) any cessation of employment or service for any reason whatsoever, including disability and death (an "Event of Termination"). In such circumstances, any vested RSUs will be issued as soon as practicable after the Event of Termination (and with respect to each RSU of a US Participant, such RSU will be settled and shares issued as soon as practicable following the date of vesting of such RSU as set forth in the applicable RSU Agreement, but in all cases within 60 days following such date of vesting); and, unless otherwise determined by the Administrators in their discretion and subject to the requirements set out in section 4.6 of TSXV Policy 4.4, any unvested RSUs shall vest and be settled before the earlier of (i) the vesting schedule set out in the applicable RSU Agreement and (ii) 12 months after the date of the Event of Termination (and with respect to any RSU of a US Participant, if the Administrators determine, in their discretion, to waive vesting conditions applicable to an RSU that is unvested at the time of an Event of Termination, such RSU shall not be forfeited or cancelled, but instead will be deemed to be vested and settled and shares delivered following the date of vesting date of such RSU as set forth in the applicable RSU Agreement).

If an Event of Termination occurs involving the death of a Participant occurs and such Participant is entitled to any RSUs under the Share Compensation Plan, the heirs or administrators of such Participant must claim such Security Based Compensation within one year of the Participant's death.

Subject to section 2.3(e) of the Share Compensation Plan and section 4.6 of TSXV Policy 4.4, notwithstanding the above, if a person retires in accordance with the Company's retirement policy at such time, any unvested performance-based RSUs shall not be forfeited or cancelled and instead shall be eligible to become vested in accordance with the vesting conditions set forth in the applicable RSU Agreement after such retirement (as if retirement had not occurred), but only if the performance vesting criteria, if any, have been met on the applicable date.

For greater certainty, if a person is terminated for just cause or if a Participant resigns without good reason, all unvested RSUs will be forfeited and cancelled.

It is the current intention that RSUs may be awarded with both time-based vesting provisions as a component of the Company's annual incentive compensation program, and performance-based vesting provisions as a component of the Company's long-term incentive compensation program.

Under the Share Compensation Plan, should the date of vesting of an RSU fall within a blackout period formally imposed by the Company, such date of vesting shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the blackout period, such tenth business day to be considered the date of vesting for such RSU for all purposes under the Share Compensation Plan.

Stock Options

The Administrators may at any time and from time to time grant Options to Eligible Persons.

(a)	Mechanics for Options

Each Option granted pursuant to the Share Compensation Plan will entitle the holder thereof to the issuance of one Common Share upon achievement of the vesting criteria and payment of the applicable exercise price. Options granted under the Share Compensation Plan will be exercisable for Common Shares issued from treasury once the vesting criteria established by the Administrators at the time of the grant have been satisfied.

(b)	Vesting Provisions

The Share Compensation Plan provides that the Administrators may determine when any Option will become exercisable and may determine that Options shall be exercisable in instalments or pursuant to a vesting schedule. The agreement evidencing the grant of the Option attached as Exhibit B to the Share Compensation Plan (or in such form as the Administrators may approve from time to time) (the "Option Agreement") will disclose any vesting conditions prescribed by the Administrators.

(c)	Termination, Retirement and Other Cessation of Employment in connection with Options

A person participating in the Share Compensation Plan will cease to be eligible to participate where there is an Event of Termination. In such circumstances, any unvested Options, to the extent not available for exercise as of the date of the Event of Termination, shall, unless otherwise determined by the Administrators in their discretion, vest before the earlier of (i) the vesting schedule set out in the applicable Option Agreement and (ii) 12 months after the date of the Event of Termination. There can be no acceleration of the vesting requirements applicable to Options granted to an Investor Relations Service Provider without the prior written approval of the Exchange.

Except as otherwise stated in the Share Compensation Plan or otherwise determined by the Administrators in their discretion, any vested Options may be exercised only before the earlier of: (i) the expiry of the Option; and (ii) six months after the date of the Event of Termination.

If a person is terminated for just cause or if a Participant resigns without good reason, all Options (whether or not then exercisable) shall automatically be cancelled.

If an Event of Termination involving the death of a Participant occurs and such Participant is entitled to any Options under the Share Compensation Plan, the heirs or administrators of such Participant must claim such Security Based Compensation within one year of the Participant's death.

(d)	Cashless Exercise

Subject to prior approval by the Administrators, a Participant may elect cashless exercise. In such case, the Participant will not be required to deliver to the Administrators a cheque or other form of payment for the aggregate exercise price of the Options. Instead the following will apply:

(i)	Whereby the Company has an arrangement with a brokerage firm pursuant to which the brokerage firm will loan money to a Participant to purchase the Common Shares underlying the Options. The brokerage firm then sells a sufficient number of Common Shares to cover the exercise price of the Options in order to repay the loan made to the Participant. The brokerage firm receives an equivalent number of Common Shares from the exercise of the Options and the Participant then receives the balance of Common Shares or the cash proceeds from the balance of such Common Shares.

(ii)	Before the relevant trade date, the Participant will deliver the Option exercise notice including details of the trades to the Company electing the cashless exercise and the Company will direct its registrar and transfer agent to issue a certificate for such Participant's Common Shares in the name of the broker (or as the broker may otherwise direct) for the number of Common Shares issued on the exercise of the Options, against payment by the broker to the Company of (i) the exercise price for such Common Shares; and (ii) the amount the Company determines, in its discretion, is required to satisfy the Company withholding tax and source deduction remittance obligations in respect of the exercise of the Options and issuance of Common Shares.

(iii)	The broker will deliver to the Participant the remaining value of the Options, net of any brokerage commission or other expenses (the "In-the-Money Amount"), in either (i) cash in an amount equal to the In-the-Money-Amount, or (b) such number of Common Shares (rounded down to the nearest whole number) having a fair market price equal to the In-the- Money Amount, plus a cash amount equal to the fraction of a Common Share that would otherwise be issuable multiplied by the fair market price of a Common Share.

(e)	Net Exercise

Subject to prior approval by the Administrators, a Participant, excluding Investor Relations Service Providers, may elect to surrender for cancellation to the Company any vested Options being exercised and the Company will issue to the Participant, as consideration for the surrender of such Options, that number of Common Shares (rounded down to the nearest whole Common Share) on a net issuance basis in accordance with the following formula below:

X      =      Y (A - B)
                     A

where:

X =	The number of Common Shares to be issued to the Participant in consideration for the net exercise of the Options;

Y =	The number of vested Options with respect to the vested portion of the Option to be surrendered for cancellation;

A =	The volume weighted average trading price of the Common Shares; and

B =	The exercise price for such Options.

(f)	Other Terms

The Administrators will determine the exercise price and term/expiration date of each Option, provided that the exercise price in respect of that Option shall not be less than the Discounted Market Price on the date of grant. "Discounted Market Price" is defined in the TSXV Policy 1.1.

No Option shall be exercisable after ten years from the date the Option is granted. Should the term of an Option expire on a date that falls within a blackout period formally imposed by the Company, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the blackout period, such tenth business day to be considered the expiration date for such Option for all purposes under the Share Compensation Plan.

Deferred Share Units

The Administrators may fix, from time to time, a portion of the director fees that is to be payable in the form of DSUs.

(a)	Mechanics for DSUs

Each Electing Person who elects to receive their Elected Amount in the form of DSUs in lieu of cash will be required to file a notice of election in accordance with the time frames set forth in the Share Compensation Plan. If no election is made within the required time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of his or her Cash Fees in cash.

Each Electing Person who is not a US Participant is entitled once per calendar year to terminate his or her election to receive DSUs in lieu of Cash Fees by filing with a notice. Such termination shall be effective immediately upon receipt of such notice, provided that the Company has not imposed a blackout period. Thereafter, any portion of such Electing Person's Cash Fees payable or paid in the same calendar year and, subject to complying with the provisions in the Share Compensation Plan, all subsequent calendar years shall be paid in cash.

An election by a US Participant to receive the Elected Amount in DSUs in lieu of cash for any calendar year is irrevocable for that calendar year after the expiration of the election period for that year, and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which a termination notice is delivered.

The number of DSUs (including fractional DSUs) granted at any particular time will be calculated by dividing (i) the amount of any compensation that is to be paid in DSUs (including director fees and any Elected Amount), as determined by the Administrator, by (ii) the market price of a Common Share on the award date.

DSUs shall be settled on the date established in the DSU Agreement (as such term is defined below) provided, however that in no event shall a DSU be settled prior to a Participant's termination date, or, in the case of a Canadian Participant, later than one year following the date of the applicable Canadian Participant's termination date. In the case of a Participant (other than a Canadian Participant), in no event shall a DSU be settled later than three years following the date of the applicable Participant's termination date, as more particularly set out in the Share Compensation Plan.

(b)	Vesting Provisions

DSUs shall vest on the date that is 12 months following the date of grant or issue. All DSUs awarded shall be evidenced by a DSU agreement between the Company and the Participant, attached as Exhibit D to the Share Compensation Plan or in such other form as the Administrators may approve from time to time (the "DSU Agreement").

(c)	Termination, Retirement and Other Cessation of Employment in connection with RSUs

If an Event of Termination has occurred in respect of any Participant, (i) any and all Common Shares corresponding to any vested DSUs in the Participant's DSU account shall be issued as soon as practicable after the Event of Termination to the former Participant; and (ii) any unvested DSUs in the Participant's DSU account shall, unless otherwise determined by the Administrators in their discretion or otherwise agreed to by the Company in an agreement with an Eligible Person, and subject to the requirements set out in section 4.6 of TSXV Policy 4.4, vest and be settled before the earlier of (a) the vesting schedule set out in the applicable DSU Agreement and (b) 12 months after the date of the Event of Termination.

If an Event of Termination involving the death of a Participant occurs and such Participant is entitled to any DSUs, the heirs or administrators of such Participant must claim such Security Based Compensation within one year of the Participant's death.

Subject to section 2.3(e) of the Share Compensation Plan and section 4.6 of TSXV Policy 4.4, if a Participant retires in accordance with the Company's retirement policy, at such time, any unvested performance-based DSUs in the Participant's DSU account shall not be forfeited by the Participant or cancelled and instead shall be eligible to become vested in accordance with the vesting conditions set forth in the applicable DSU Agreement after such retirement (as if retirement had not occurred), but only if the performance vesting criteria, if any, are met on the applicable date.

If a Participant's employment is terminated for just cause or if a Participant resigns without good reason, each unvested DSUs in the Participant's DSU account shall forthwith and automatically be forfeited by the Participant and cancelled.

Under the Share Compensation Plan, should the date of vesting of a DSU fall within a blackout period formally imposed by the Company, such date of vesting shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the blackout period, such tenth business day to be considered the date of vesting for such DSU for all purposes under the Share Compensation Plan.

Change of Control

Subject to section 2.3(e) of the Share Compensation Plan and section 4.6 of TSXV Policy 4.4, if there is a Change of Control (as such term is defined in the Share Compensation Plan) then, notwithstanding any other provision of the Share Compensation Plan except certain provision of the Share Compensation Plan which will continue to apply in all circumstances, any or all unvested RSUs and any or all Options (whether or not currently exercisable) and any or all unvested DSUs shall automatically vest or become exercisable, as applicable, such that Participants under the Share Compensation Plan shall be able to participate in the Change of Control transaction, including, at the election of the holder thereof, by surrendering such RSUs, Options and DSUs to the Company or a third party or exchanging such RSUs, Options or DSUs, for consideration in the form of cash and/or securities, to be determined by the Administrators in their sole discretion.

For greater certainty, the occurrence of a Change of Control will not trigger the right of a Participant to receive a payment in respect of a DSU prior to a termination date for such Participant. For clarity, RSUs, Options or DSUs of a Participant will only be accelerated as contemplated in section 7.2(a) of the Share Compensation Plan if such Participant ceases to be an Eligible Person in connection with the Change of Control.

Notwithstanding the foregoing, there can be no acceleration of the vesting requirements applicable to Options granted to an Investor Relations Service Provider without the prior written approval of the Exchange.

Transferability

RSUs, Options and DSUs awarded or granted under the Share Compensation Plan or any rights of a Participant cannot be transferred, assigned, charged, pledged or hypothecated, or otherwise alienated, whether by operation of law or otherwise.

Reorganization and Change of Control Adjustments

In the event of any declaration by the Company of any stock dividend payable in securities (other than a dividend which may be paid in cash or in securities at the option of the holder of Common Shares), or any subdivision or consolidation of Common Shares, reclassification or conversion of the Common Shares, or any combination or exchange of securities, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin off involving the Company, distribution (other than normal course cash dividends) of company assets to holders of Common Shares, or any other corporate transaction or event involving the Company or the Common Shares, the Administrators may, subject to any relevant resolutions of the Board and necessary TSXV approvals, and without liability to any person, make such changes or adjustments, if any, as the Administrators consider fair or equitable, to reflect such change or event including, without limitation, adjusting the number of RSUs, Options and DSUs outstanding under the Share Compensation Plan, the type and number of securities or other property to be received upon exercise or redemption thereof, and the exercise price of Options outstanding under the Share Compensation Plan, provided that the value of any RSU, Option and DSU immediately after such an adjustment shall not exceed the value of such RSU, Option and DSU prior thereto.

Amendment Provisions in the Share Compensation Plan

The Board may amend the Share Compensation Plan or any RSU or Option or DSU at any time without the consent of any Participant provided that such amendment shall:

(a)	not adversely alter or impair any RSU previously awarded or any Option previously granted or any DSU previously awarded, except as permitted by the adjustment provisions of the Share Compensation Plan and with respect to RSUs, Options and DSUs of US Participants, such amendment will not result in the imposition of taxes under section 409A of the U.S. Internal Revenue Code of 1986, as amended;

(b)	be subject to any regulatory approvals including, where required, the approval of the TSXV; and

(c)	be subject to shareholder approval, where required by the requirements of the TSXV, provided that shareholder approval shall not be required for the following amendments:

(i)	amendments of a "housekeeping nature", including any amendment to the Plan or a RSU or Option or DSU that is necessary to comply with applicable laws, tax or accounting provisions or the requirements of any regulatory authority or stock exchange and any amendment to the Share Compensation Plan or a RSU or Option or DSU to correct or rectify any ambiguity, defective provision, error or omission therein, including any amendment to any definitions therein; and

(ii)	amendments that are necessary or desirable for RSUs or Options or DSUs to qualify for favourable treatment under any applicable tax law;

(d)	be subject to disinterested shareholder approval in the event of any reduction in the exercise price, or the extension of the term, of any Option granted under the Share Compensation Plan to an Insider Participant.

For greater certainty, shareholder approval will be required in circumstances where an amendment to the Share Compensation Plan would:

(e)	change from a fixed maximum percentage of issued and outstanding Common Shares to a fixed maximum number of Common Shares;

(f)	increase the limits of the total number of Common Shares that are issuable pursuant to all Security Based Compensation granted or awarded under the Share Compensation Plan;

(g)	reduce the exercise price of any Option (including any cancellation of an Option for the purpose of reissuance of a new Option at a lower exercise price to the same person);

(h)	extend the term of any Option beyond the original term (except if such period is being extend by virtue of a blackout period); or

(i)	amend the amendment provisions set out in the Share Compensation Plan.

A full copy of the Share Compensation Plan will be available for inspection at the Meeting and is attached as Schedule "B" hereto.

Approval of Share Compensation Plan

In accordance with the policies of the TSXV, the plan resolution (the "Plan Resolution") must be passed by a majority of the votes cast on the ordinary resolution by all shareholders at the Meeting. The Plan Resolution is an ordinary resolution, which must be passed by more than 50% of the votes cast by those shareholders entitled to vote.

The Plan Resolution is as follows:

"RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.	The Share Compensation Plan allows the Company to issue up to 10% of the issued and outstanding Common Shares at any time pursuant to grant of restricted share units, deferred share units, or stock options be proposed to the Shareholders for approval at the Meeting in accordance with the requirements of the TSXV.

2.	Upon receipt of the required Shareholder and TSXV approvals of the Share Compensation Plan, the Company be authorized to reserve Common Shares equal in number to 10% of the Company's current issued and outstanding share capital, which Common Shares may be conditionally allotted in connection with the granting of RSUs, DSUs, and Options pursuant to the terms and conditions as set out in the Share Compensation Plan.

3.	The Common Shares which can be reserved under the Share Compensation Plan may be allotted and issued at a price or prices fixed by the Board in accordance with the rules of the TSXV, and when such Common Shares are so allotted and issued they will be fully paid and non-assessable Common Shares in the capital of the Company at a price or prices so fixed.

4.	Upon receipt of the required Shareholder approval of the Share Compensation Plan, any director or officer of the Company, or the legal counsel of the Company, at the request of and on behalf of the Company, be authorized to make the required filing in connection of the Share Compensation Plan to the TSXV.

Management recommends a vote "FOR" the approval of the Plan Resolution. In the absence of a contrary instruction, the persons designated by management of the Company in the enclosed Proxy intend to vote FOR the approval of the Plan Resolution.

OTHER BUSINESS

As of the date of this Circular, the management of the Company knows of no other matters to be acted upon at the Meeting. However, should any other matters properly come before the Meeting, the Common Shares represented by the Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the Common Shares represented by the Proxy.

STATEMENT OF EXECUTIVE COMPENSATION

Set out below are particulars of compensation paid to the directors and the named executive officers of the Company. "Named Executive Officer" or "NEO" means each of the following individuals:

(a)	the chief executive officer of the Company ("CEO") or each individual who, in respect of the Company, during any part of the most recently completed financial year, served as chief executive officer, including an individual performing functions similar to a chief executive officer;

(b)	the chief financial officer of the Company ("CFO") or each individual who, in respect of the company, during any part of the most recently completed financial year, served as chief financial officer, including an individual performing functions similar to a chief financial officer;

(c)	in respect of the Company and its subsidiaries, the most highly compensated executive officer other than the individuals identified in paragraphs (a) and (b) at the end of the most recently completed financial year whose total compensation was more than $150,000 for that financial year, as determined in accordance with subsection 1.3(5) of Form 51- 102F6V; and

(d)	each individual who would be a named executive officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, and was not acting in a similar capacity, at the end of that financial year.

As at December 31, 2023, the end of the most recently completed financial year of the Company, the Company had two NEOs, whose name and positions held within the Company are set out in the summary compensation table below.

Director and Named Executive Officer Compensation

The following table is a summary of compensation awarded to, earned by, paid to, or payable to the NEO and directors of the Company for the two most recently completed financial years ended December 31, 2022 and 2023.

Table of compensation excluding compensation securities
Name and position	Year Ended(1)	Salary, consulting fee, retainer or commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Patrick McGrath(1) Chief Executive Officer and Director	2023 2022	$60,000 $60,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$60,000 $60,000
Varun Prasad(2) Chief Financial Officer	2023 2022	$24,000 $24,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$24,000 $24,000
Jonathan Gagne(3) Director	2023 2022	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Pedro Fonseca(4) Director	2023 2022	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Enrique Correa(5) Former Director	2023 2022	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A
Douglas Urch(6) Former Director	2023 2022	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
John McClintock(7) Former Director	2023 2022	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Notes:

(1)	Mr. McGrath was appointed as a director of the Company effective as of February 24, 2017. Mr. McGrath was appointed as the CEO of the Company on April 28, 2017. Mr. McGrath is compensated for acting as CEO of the Company.
(2)	Mr. Prasad was appointed as the CFO of the Company effective as of April 28, 2017.
(3)	Mr. Gagne was appointed as a director of the Company effective as of January 4, 2021.
(4)	Mr. Fonseca was appointed as a director of the Company effective as of June 29, 2024.
(5)	Mr. Correa was appointed as a director of the Company effective as of August 21, 2023 and resigned on June 29, 2024.
(6)	Mr. Urch was appointed as a director of the Company effective as of April 27, 2017 and resigned on August 21, 2023.
(7)	Mr. McClintock was appointed as a director of the Company effective as of April 28, 2017 and resigned on February 11, 2023.

Stock Options and Other Compensation Securities

There were no compensation securities granted or issued to the directors and NEOs of the Company by the Company in the most recently completed financial year for services provided or to be provided, directly or indirectly, to the Company.

As at December 31, 2023, Mr. McGrath held 75,000 stock options exercisable at a price of $0.50 until October 6, 2025. As at December 31, 2023, Mr. Prasad held 50,000 stock options exercisable at a price of $0.50 until October 6, 2025. As at December 31, 2023, Mr. Gagne held 30,000 stock options exercisable at a price of $0.80 until January 4, 2026. As at December 31, 2023, Mr. Correa held no stock options.

No compensation securities were exercised by a director or NEO during the Company's most recently completed financial year.

Stock option plans and other incentive plans

Please refer to the heading "Stock Compensation and Other Incentive Plans" above for details on the 2023 Plan and the Company's Share Compensation Plan.

Employment, consulting and management agreements

The Company does not have any agreement or arrangement under which compensation was provided during the most recently completed financial year or is payable in respect of services provided to the Company that were performed by a director or NEO.

Oversight and description of director and named executive officer compensation

The objective of the Company's compensation program is to compensate the executive officers for their services to the Company at a level that is both in line with the Company's fiscal resources and competitive with companies at a similar stage of development.

The Company compensates its executive officers based on their skill, qualifications, experience level, level of responsibility involved in their position, the existing stage of development of the Company, the Company's resources, industry practice and regulatory guidelines regarding executive compensation levels.

The Board has implemented three levels of compensation to align the interests of the executive officers with those of the Shareholders. First, executive officers may be paid a monthly consulting fee or salary. Second, the Board may award executive officers long term incentives in the form of stock options. Finally, and only in special circumstances, the Board may award cash or share bonuses for exceptional performance that results in a significant increase in Shareholder value. The Company does not provide medical, dental or any other benefits to the executive officers.

The base compensation of the executive officers is reviewed and set annually by the Board. The CEO has substantial input in setting annual compensation levels. The CEO is directly responsible for the financial resources and operations of the Company. In addition, the CEO and Board from time to time determine the stock option grants to be made pursuant to the Company's stock option plan. Previous grants of stock options are taken into account when considering new grants. The Board awards bonuses at its sole discretion. The Board does not have pre-existing performance criteria or objectives.

Compensation for the most recently completed financial year should not be considered an indicator of expected compensation levels in future periods. All compensation is subject to and dependent on the Company's financial resources and prospects.

Pension Plan Benefits

The Company does not have in place any pension plans that provide for payments or benefits at, following, or in connection with retirement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of the end of the Company's most recently completed financial year with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2023 Plan)	395,000	$0.52	2,245,408
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total:	395,000	$0.52	2,245,408

Notes:

(1)	Based on 26,404,086 Common Shares outstanding as at December 31, 2023 and the number of Options outstanding at December 31, 2023. As at December 31, 2023, there were 395,000 Options leaving a total of 2,245,408 securities remaining available for issue under the 2023 Plan. Pursuant to the 2023 Plan, the maximum number of Options that may be granted and awarded shall not exceed 10% of the outstanding Common Shares from time to time.
(2)	This number reflects an average of the weighted-average exercise price of $0.52 for 395,000 Options.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Since the beginning of the most recently completed financial year, none of the directors, executive officers, employees, proposed nominees for election as directors or their associates have been indebted to the Company.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than disclosed below, no informed person (a director, officer or holder of 10% or more of the Common Shares) or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director had any interest in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

The Company entered into a loan agreement dated November 2, 2018 with Patrick McGrath, a director and Chief Executive Officer of the Company, for the amount of $250,000. The Company was loaned an additional $56,000 in 2019 by Mr. McGrath. During the years ended December 31, 2023 and 2022, the Company made principal payments totalling $135,000 and $106,000 and paid $14,492 and $24,806 in interest related to the loans, respectively. The loans are unsecured and bear interest at 10% per annum and is being repaid monthly through to May 1, 2024. Subsequent to the year ended December 31, 2023, the loans were repaid in full.

MANAGEMENT CONTRACTS

Management functions of the Company are not to any substantial degree performed by anyone other than by the directors or executive officers of the Company. See "Employment, consulting and management agreements" above.

STATEMENT OF CORPORATE GOVERNANCE

Corporate Governance

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the Shareholders, and takes into account the role of the individual members of management who are appointed by the Board and charged with the day-to-day management of the Company. The Canadian Securities Administrators ("CSA") have adopted National Policy 58-201 Corporate Governance Guidelines, which provides non prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, the CSA have implemented National Instrument 58-101 Disclosure of Corporate Governance Practices ("NI 58-101"), which prescribes certain disclosure by the Company of its corporate governance practices. This disclosure is presented below.

Board of Directors

The composition of the Board currently consists of the following three members: Patrick McGrath, Pedro Fonseca, and Jonathan Gagne. For the purposes of NI 58-101, the directors Pedro Fonseca and Jonathan Gagne (who are not director nominees at the Meeting) are considered independent. Patrick McGrath (who is a director nominee at the Meeting) is not independent as he is the Chief Executive Officer of the Company. Haytham Hodaly, Maryse Belanger, and Christian Kargl-Simard being the remaining director nominees at the Meeting, if appointed, will be independent for the purposes of NI 58-101.

The Board consists of a majority of individuals who qualify as independent directors. For this purpose, a director is independent if he or she has no direct or indirect "material relationship" with the Company. A "material relationship" is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director's independent judgment. Of the proposed nominees, Patrick McGrath, CEO is considered to be a non-independent director.

Other Directorships

The following table sets forth the directors of the Company who are directors of other reporting issuers:

Name	Name of other reporting issuer
Patrick McGrath	Burrell Resources Inc.
Pedro Fonseca	Nil
Jonathan Gagne	Infinite Ore Corp. Vision Lithium Inc. Imagine Lithium Inc. Canadian Metals Inc.
Haytham Hodaly Director Nominee	NEXE Innovations Inc.
Maryse Belanger Director Nominee	Equinox Gold Corp.
Christian Kargl-Simard Director Nominee	Surge Copper Corp. NorthX Nickel Corp.

Orientation and Continuing Education

Orientation of new members of the Board is conducted informally by Management and members of the Board. The Company has not adopted formal policies respecting continuing education for Board members.

Ethical Business Conduct

The Board has not adopted a formal code of business conduct and ethics. The Board is of the view that the fiduciary duties placed on individual directors by the Company's governing legislation and common law together with corporate statutory restrictions on an individual director's participation in Board decisions in which the director has an interest are sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual general meeting. The Board takes into account the number of directors required to carry out the Board's duties effectively and to maintain diversity of views and experience.

The Board has not established a nominating committee and this function is currently performed by the Board as a whole.

Compensation

The Board has not established a formal compensation committee. Rather, the independent Board members are responsible for reviewing and determining the adequacy and form of compensation paid to the Company's directors, executives and key employees. The independent Board members evaluate the performance of senior management measured against the Company's business goals and industry compensation levels.

Board Committees

The Board has no committees other than the Audit Committee.

Assessments

The Board annually, and at such other times as it deems appropriate, reviews the performance and effectiveness of the Board, the directors and its committees to determine whether changes in size, personnel or responsibilities are warranted. To assist in its review, the Board conducts informal surveys of its directors and receives reports from each committee respecting its own effectiveness. As part of the assessments, the Board or the individual committee may review their respective mandate or charter and conduct reviews of applicable corporate policies.

AUDIT COMMITTEE

Audit Committee Disclosure

Pursuant to Section 224(1) of the Business Corporations Act (British Columbia) and National Instrument 52-110 of the Canadian Securities Administrators ("NI 52-110") the Company is required to have an audit committee (the "Committee") comprised of not less than three directors, a majority of whom are not officers, control persons or employees of the Company or an affiliate of the Company. NI 52-110 requires the Company, as a venture issuer, to disclose annually in its Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth below.

The primary function of the Committee is to assist the Board in fulfilling its financial oversight responsibilities by: (i) reviewing the financial reports and other financial information provided by the Company to regulatory authorities and Shareholders; (ii) reviewing the systems for internal corporate controls which have been established by the Board and management; and (iii) overseeing the Company's financial reporting processes generally. In meeting these responsibilities, the Committee monitors the financial reporting process and internal control system; reviews and appraises the work of external auditors and provides an avenue of communication between the external auditors, senior management and the Board. The Committee is also mandated to review and approve all material related party transactions.

The Audit Committee's Charter

The Company has adopted a Charter of the Audit Committee, a copy of which is attached hereto as Schedule "A".

Composition of the Audit Committee

The Committee is comprised of the following members: Patrick McGrath, Pedro Fonseca, and Jonathan Gagne. Each member of the Committee is considered to be financially literate, as defined by NI 52-110, in that they have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company's financial statements.

The members of the Committee are elected by the Board at its first meeting following the annual shareholders' meeting. Unless a chair is elected by the full Board, the members of the Committee designate a chair by a majority vote of the full Committee membership.

Relevant Education and Experience

All three Committee members have the ability to read and understand financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements and are therefore considered "financially literate".

Patrick McGrath – Mr. McGrath is a CPA. Mr. McGrath was the Chief Executive Officer of Carcetti Capital Corp. (formerly Cub Energy Inc.) from April 2020 to May 2023 and Chief Financial Officer from July 2013 to March 2020, a former international oil and gas producer. Mr. McGrath also acted as the Chief Financial Officer of Anatolia Energy Corp. from March 2011 to June 2013.

Pedro Fonseca – Mr. Fonseca has held senior roles in the financial services industry including the current position of Group Chief Executive Officer of Orsan Holdings based in Chile. Mr. Fonseca has a PHD in Enterprises and HR Management from the University of Maia in Portugal.

Jonathan Gagne – Mr. Gagne has a BSc in mining engineering from Polytechnique Montreal and an MBA with a specialization in corporate finance from Universite du Quebec a Montreal. Mr. Gagne has extensive experience in the mining sector in terms of engineering, feasibility studies, operations and construction. Mr. Gagne recently participated in the construction of the Greenstone Gold Mines in Ontario and is now the Vice President of Project Development at AMEX Exploration.

Audit Committee Oversight

Since the commencement of the Company's most recently completed financial year, the Board has not failed to adopt a recommendation of the Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

Since the commencement of the Company's most recently completed financial year, the Company has not relied on the exemptions in section 2.4 (De Minimis Non-Audit Services), subsection 6.1.1(4) (Circumstance Affecting the Business or Operations of the Venture Issuer), subsection 6.1.1(5) (Events Outside Control of Member), subsection 6.1.1(6) (Death, Incapacity or Resignation), or under Part 8 (Exemption) of NI 52-110.

Pre-Approval Policies and Procedures

The Committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of NI 52-110, the engagement of non-audit services is considered by the Board, and where applicable the Committee, on a case-by-case basis.

External Auditor Service Fees

In the following table, "audit fees" are fees billed by the Company's external auditor for services provided in auditing the Company's annual financial statements for the subject year. "Audit-related fees" are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. "Tax fees" are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. "All other fees" are fees billed by the auditor for products and services not included in the foregoing categories.

The fees paid by the Company to its auditor in each of the last two fiscal years, by category, are as follows:

Financial Year Ending	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
December 31, 2023	$19,000	Nil	Nil	Nil
December 31, 2022	$16,000	Nil	Nil	Nil

Exemption

The Company is relying on the exemption provided by section 6.1 of NI 52-110 which provides that the Company, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR+ at www.sedarplus.ca.

Financial information is provided in the Company's comparative annual audited financial statements and management's discussion and analysis ("MD&A") for its most recently completed financial year, and will be available online at www.sedar.com. Shareholders may request additional copies by mail to Suite 400, 701 West Broadway, Vancouver, BC V5Z 4C2.

DIRECTORS' APPROVAL

The contents and the sending of the accompanying Notice of Meeting and this Circular have been approved by the Board.

DATED at Vancouver, British Columbia, this 17th day of September 2024.

ON BEHALF OF THE BOARD OF DIRECTORS

"Patrick McGrath"
Patrick McGrath
Chief Executive Officer

Schedule "A"

Charter of the Audit Committee of the Board of Directors
of Blue Moon Metals Inc. (the "Company")

MANDATE AND OBJECTIVE

The board of directors (the "Board") of Blue Moon Metals Inc. (the "Company") has delegated, to the Audit Committee (the "Committee"), the Board's responsibility for oversight of the nature and scope of the annual audit; management's reporting on internal accounting standards and practices, financial information and accounting systems and procedures; financial reporting and statements; and approval of interim financial statements and other mandatory disclosure releases containing financial information. The Committee shall also recommend to the Board approval of the annual audited financial statements and Management' s Discussion and Analysis.

The primary objectives of the Committee are:

1.	To assist the Board to meet their responsibilities in respect of the preparation and disclosure of the financial statements of the Company and related matters;

2.	To provide better communication amongst the Board, management and the independent auditor;

3.	To enhance the auditor's independence;

4.	To increase the credibility and objectivity of financial reports; and

5.	To strengthen the role of the independent directors by facilitating in depth discussions between directors on the Committee, management and the independent auditor.

MEMBERSHIP OF COMMITTEE

1.	The Committee shall comprise at least three (3) directors of the Company, at least two of whom shall be independent as defined in applicable securities legislation and policies and all of whose qualifications shall comply with applicable securities legislation.

2.	Unless designated by the Board, the members of the Committee shall elect a Chair from among the members who shall preside at all meetings of the Committee.

3.	Any member of the Committee may be removed or replaced at any time by the Board, and shall cease to be a member of the Committee as soon as such member ceases to be a director. The Board shall fill vacancies on the Committee but, until the vacancy is filled the remaining members may exercise all the Committee's powers so long as a quorum remains. Subject to the foregoing, each member of the Committee shall hold such office until the close of the next annual meeting of shareholders following appointment as a member of the Committee.

RESPONSIBILITIES OF COMMITTEE

1.	The responsibilities of the Committee include:

(a)	overseeing the work of the independent auditor, including resolution of disagreements, if any, between management and the auditor regarding financial reporting;

(b)	satisfying itself with respect to, and periodically assessing, the adequacy of the Company's internal control systems for:

(i)	identifying, monitoring and mitigating business risks;

(ii)	ensuring compliance with the policies of the Board and with the law;

(iii)	reviewing public disclosure of financial information extracted or derived from the Company's financial statements, and

(iv)	ensuring that all public reporting and securities filings, financial or otherwise, is timely, accurate and complete, and presented in compliance with all applicable law;

(c)	reviewing all financial statements, related management' s discussion and analysis (MD&A) and earnings press releases prior to public disclosure thereof, and reviewing the annual audited financial statements of the Company and related MD&A prior to their submission to the Board for approval; and

(d)	communicating directly with the internal and external auditors.

2.	With respect to the independent auditor, the Committee shall:

(a)	recommend to the Board the nomination of the independent auditor;

(b)	recommend to the Board the terms of engagement of the auditor, including the compensation of the auditor;

(c)	confirm that the auditor shall communicate directly with the Committee;

(d)	review and discuss annually with the auditor all significant relationships such auditor has with the Company to determine the auditor's independence;

(e)	if there is to be a change in auditor, review the issues related to the change and the information to be included in the required notice to securities regulators of such change;

(f)	review and approve any non-audit services to be provided to the Company or its subsidiaries by the auditor and consider the impact on the independence of the auditor. The Committee may delegate to one or more members the authority to approve the provision of non-audit services, provided that the member report to the Committee at the next scheduled meeting such pre-approval; and

(g)	review and approve the Company's hiring policies regarding employees and former employees of the present and former independent auditors of the Company.

3.	The Committee shall review the independent auditor's assessment of the internal controls of the Company, its written reports containing recommendations for improvement, and management's response and follow-up to any identified weaknesses. The Committee shall also review the annual audit plan and, upon completion of the audit, the auditor's reports upon the financial statements of the Company and its subsidiaries.

4.	The Committee shall review and discuss with management, the auditors and the Company's legal counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company' s financial statements, including off balance sheet structures, applicable changes in accounting standards or rules, or compliance with applicable laws and regulations, inquiries received from regulators or government agencies and any pending material litigation.

5.	The Committee shall review risk management policies and procedures of the Company and receive regular reports on insurance claims and litigation.

6.	The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	The Committee may engage, at the Company' s expense, such advisors as it determines necessary to carry out its duties, and may set the compensation for such advisors.

8.	The Committee shall have the authority to investigate any financial activity of the Company, and all employees of the Company shall cooperate as requested by the Committee.

MEETINGS AND ADMINISTRATIVE MATTERS

1.	At all meetings, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

2.	The Chair shall preside at all meetings of the Committee, unless the Chair is not present, in which case the members of the Committee present shall designate from among the members present the Chair for purposes of the meeting.

3.	A quorum for meetings of the Committee shall be a majority of its members, and the rules for calling, holding, conducting and adjourning meetings of the Committee shall be the same as those governing the Board unless otherwise determined by the Committee or the Board.

4.	The Committee shall meet at least four times per year. Minutes of all meetings of the Committee shall be taken, and shall be circulated to directors who are not members of the Committee.

5.	The Chief Financial Officer shall attend meetings of the Committee as requested by the Chairman.

6.	The Committee shall meet with the independent auditor at least once per year (in connection with the preparation of the year end financial statements) and at such other times as the auditor and the Committee consider appropriate.

7.	Agendas, approved by the Chair, shall be circulated to Committee members along with background information on a timely basis prior to the Committee meetings.

8.	The Committee may invite such officers, directors and employees of the Company as it may see fit to attend its meetings and assist in the discussion and consideration of the matters being considered by the Committee.

Schedule "B"

BLUE MOON METALS INC.
SHARE COMPENSATION PLAN

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: For purposes of the Plan, unless the context requires otherwise, the following words and terms shall have the following meanings:

(a)	"1933 Act" means the United States Securities Act of 1933, as amended;

(b)	"Administrators" means the Board or such other persons as may be designated by the Board from time to time;

(c)	"affiliate" has the meaning attributed to that term in Policy 1.1 of the TSXV;

(d)	"Associate" has the meaning attributed to that term in Policy 1.1 of the TSXV;

(e)	"Award Date" means: (i) for Restricted Share Units, the date or dates on which an award of Restricted Share Units is made to a Participant in accordance with section 4.1; and (ii) for Deferred Share Units, the date or dates on which an award of Deferred Share Units is made to a Participant in accordance with section 6.14.1;

(f)	"Blackout Period" means the period during which designated Directors, Officers and Employees of the Corporation cannot trade the Common Shares as a result of the bona fide existence of undisclosed material information pursuant to the Corporation's policy respecting restrictions on Directors', Officers' and Employee trading which is in effect at that time (which, for greater certainty, (i) does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an insider, that insider is subject, and (ii) shall expire following the general disclosure of undisclosed material information;

(g)	"Board" means the board of directors of the Corporation from time to time;

(h)	"Business Day" means each day other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia, Canada;

(i)	"Canadian Participant" means a Participant who is a resident of Canada for the purposes of the Income Tax Act (Canada);

(j)	"Cash Fees" has the meaning ascribed to that term in subsection 6.1(a);

(k)	"Change of Control" means:

(i)	the acceptance of an Offer by a sufficient number of holders of voting shares in the capital of the Corporation to constitute the offeror, together with persons acting jointly or in concert with the offeror, a shareholder of the Corporation being entitled to exercise more than 50% of the voting rights attaching to the outstanding voting shares in the capital of the Corporation (provided that prior to the Offer, the offeror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting shares in the capital of the Corporation),

(ii)	the completion of a consolidation, merger or amalgamation of the Corporation with or into any other corporation whereby the voting shareholders of the Corporation immediately prior to the consolidation, merger or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting shares of the consolidated, merged or amalgamated corporation or any parent entity, or

(iii)	the completion of a sale whereby all or substantially all of the Corporation's undertakings and assets become the property of any other entity and the voting shareholders of the Corporation immediately prior to that sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale;

(l)	"Code" means the U.S. Internal Revenue Code of 1986, as amended;

(m)	"Common Shares" means the common shares of the Corporation;

(n)	"Consultant" means an individual (other than a Director, Officer or Employee of the Corporation or any of its Subsidiaries) or company that is not a U.S. Person that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to any of its Subsidiaries, other than services provided in relation to an offer or sale of securities of the Corporation in a capital-raising transaction, or services that promote or maintain a market for the Corporation's securities;

(ii)	provides the services under a written contract between the Corporation or any of its Subsidiaries and the individual or the company, as the case may be; and

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or of any of its Subsidiaries.

(o)	"Corporation" means Blue Moon Metals Inc., a corporation existing under the Business Corporations Act (British Columbia) and the successors thereof;

(p)	"Discounted Market Price" has the meaning attributed to that term in Policy 1.1 of the TSXV;

(q)	"Deferred Share Unit" or "DSU" means any right granted under Article 6 of this Plan;

(r)	"Deferred Share Unit Agreement" has the meaning ascribed to that term in section 3.2;

(s)	"Director" means a director (as defined under Securities Laws) of the Corporation or of any of its Subsidiaries;

(t)	"Director Fees" means the total compensation (including annual retainer and meeting fees, if any) paid by the Corporation to a Director in a calendar year for service on the Board;

(u)	"DSU Account" has the meaning ascribed to that term in section 6.8.

(v)	"Effective Date" means September 12, 2024;

(w)	"Electing Person" means a Participant who is, on the applicable Election Date, a Director who is not an Employee;

(x)	"Elected Amount" has the meaning set forth in subsection 6.1(a);

(y)	"Election Date" means the date on which the Electing Person files an Election Notice in accordance with subsection 6.1(b);

(z)	"Election Notice" has the meaning set forth in subsection 6.1(b);

(aa)	"Eligible Person" means any Director, Officer, Employee, Management Company Employee or Consultant to whom an award has been granted under this Plan;

(bb)	"Employee" means an individual who:

(i)	is considered an employee of the Corporation or a Subsidiary of the Corporation for purposes of source deductions under applicable tax or social welfare legislation; or

(ii)	works full-time or part-time on a regular weekly basis for the Corporation or a Subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a Subsidiary of the Corporation over the details and methods of work as an employee of the Corporation or such Subsidiary, and, for greater certainty, includes any Executive Chairman of the Corporation.

(cc)	"Event of Termination" means an event whereby a Participant ceases to be an Eligible Person and shall be deemed to have occurred by the giving of any notice of termination of employment or service (whether voluntary or involuntary, whether with or without cause and whether with or without reason), retirement, or any cessation of employment or service for any reason whatsoever, including disability or death;

(dd)	"Exchange" means any stock exchange or quotation system in Canada where the Common Shares are listed on or through which the Common Shares are listed or quoted;

(ee)	"Exercise Price" means the price at which a Common Share may be purchased pursuant to the exercise of an Option;

(ff)	"Grant Date" means the date on which a grant of Options is made to a Participant in accordance with section 5.1;

(gg)	"In-the-Money Amount" has the meaning ascribed to that term in subsection 5.7(c);

(hh)	"insider" has the meaning attributed to that term in Policy 1.1 of the TSXV;

(ii)	"Insider Participant" means a Participant who is (i) an insider of the Corporation or any of its Subsidiaries, and (ii) an associate of any person who is an insider by virtue of (i);

(jj)	"Investor Relations Activities" means any activities, by or on behalf of the Corporation or shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation:

A.	to promote the sale of products or services of the Corporation, or

B.	to raise public awareness of the Corporation, that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii)	activities or communications necessary to comply with the requirements of:

A.	applicable Securities Laws;

B.	the by-laws, rules or other regulatory instruments of the Exchange or any other self- regulatory body or exchange having jurisdiction over the Corporation;

(iii)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

A.	the communication is only through the newspaper, magazine or publication, and

B.	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange;

(kk)	"Investor Relations Service Provider" all includes any Consultant that performs Investor Relations Activities and any Director, Officer, Employee or Management Company Employee whose role and duties primarily consist of Investor Relations Activities;

(ll)	"Management Company Employee" means an individual employed by a company providing management services to the Corporation, which services are required for the ongoing successful operation of the business enterprise of the Corporation;

(mm)	"Market Price" means the "Market Price" (as such term is defined in Policy 1.1 of the TSXV) of the Common Shares, or if the Common Shares are not listed on a stock exchange, the Market Price shall be determined in good faith by the Administrators;

(nn)	"Offer" means a bona fide arm's length offer made to all holders of voting shares in the capital of the Corporation to purchase, directly or indirectly, voting shares in the capital of the Corporation;

(oo)	"Officer" means (as defined under Securities Laws) of the Corporation or of any of its Subsidiaries;

(pp)	"Option" means an option granted to an Eligible Person under the Plan to purchase Common Shares;

(qq)	"Option Agreement" has the meaning ascribed to that term in section 3.2;

(rr)	"Option Exercise Notice" has the meaning ascribed to that term in section 5.5;

(ss)	"Participant" means an Eligible Person selected by the Administrators to participate in the Plan in accordance with section 3.1 hereof;

(tt)	"Payout Date" means the day on which the Corporation pays to a Participant the Market Price of the Restricted Share Units that have become vested and payable;

(uu)	"Plan" means this share compensation plan, as amended, replaced or restated from time to time;

(vv)	"reserved for issuance" refers to Common Shares that may be issued in the future upon the vesting of Restricted Share Units which have been awarded and upon the exercise of Options which have been granted;

(ww)	"Restricted Share Unit" means a right granted to a Participant in accordance with section 4.1 hereof as compensation for employment or consulting services or services as a Director or Officer to receive, for no additional cash consideration, one Common Share or a lump sum payment in cash that becomes vested in accordance with section 4.3;

(xx)	"Restricted Share Unit Agreement" has the meaning ascribed to that term in section 3.2;

(yy)	"RSU Account" has the meaning attributed to that term in section 4.8;

(zz)	"Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to the Corporation;

(aaa)	"Security Based Compensation" means any Options and Restricted Share Units granted or issued under this Plan but, as the context requires, also includes any deferred share unit, performance share unit, restricted share unit, securities for services, stock appreciation right, stock option, stock purchase plan, any security purchase from treasury by a Participant which is financially assisted by the Corporation by any means whatsoever, and any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation from treasury to an Eligible Person under any other Share Compensation Arrangement, and for greater certainty, does not include:

(i)	arrangements which do not involve the issuance from treasury or potential from treasury of securities of the Corporation;

(ii)	arrangements under which Security Based Compensation is settled solely in cash and/or securities purchased on the secondary market; and

(iii)	Shares for Services and shares for debt arrangements under Policy 4.3 of the TSXV that have been conditionally accepted by the Exchange prior to November 24, 2021;

(bbb)	"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to Directors, Officers and Employees of the Corporation and any of its Subsidiaries or to Consultants;

(ccc)	"Shares for Services" has the meaning ascribed to that phrase in Policy 4.3 - Share for Debt;

(ddd)	"Subsidiary" has the meaning ascribed thereto in the Securities Act (British Columbia) and "Subsidiaries" shall have a corresponding meaning;

(eee)	"Termination Date" means the date a Participant ceases to be an Eligible Person and, unless otherwise provided herein, does not include any period of statutory, contractual or reasonable notice or any period of salary continuance or deemed employment. Notwithstanding the foregoing, in the case of a U.S. Participant, a Participant's "Termination Date" will be the date the Participant experiences a "separation from service" (as defined in Treas. Reg. 1.409A-1(h)) with the Corporation or any of its Subsidiaries.

(fff)	"TSXV" means the TSX Venture Exchange;

(ggg)	"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(hhh)	"U.S. Participant" means a Participant who is a citizen of the United States or a resident of the United States, as defined in section 7701(a)(30)(A) and section 7701(b)(1) of the Code and any other Participant who is subject to tax under the Code with respect to compensatory awards granted pursuant to the Plan;

(iii)	"U.S. Person" means a "U.S. person", as such term is defined in Regulation S under the 1933 Act;

(jjj)	"Withholding Obligations" has the meaning ascribed to that term in section 4.6; and

(kkk)	"VWAP" means the volume weighted average trading price of the Common Shares on the Exchange calculated by dividing the total value by the total volume of such securities trade for the five trading days immediately preceding the relevant date. Where appropriate, the Exchange may exclude internal crosses and certain other special terms trades from the calculation.

1.2	Headings: The headings of all articles, sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

1.3	Context, Construction: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

1.4	References to this Plan: The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, section, paragraph or other part hereof.

1.5	Currency: All references in this Plan or in any agreement entered into under this Plan to "dollars", "$" or lawful currency shall be references to Canadian dollars, unless the context otherwise requires.

2.	PURPOSE AND ADMINISTRATION OF THE PLAN

2.1	Purpose: The purpose of the Plan is to advance the interests of the Corporation and its Subsidiaries, and its shareholders by: (i) ensuring that the interests of Eligible Persons are aligned with the success of the Corporation and its Subsidiaries; (ii) encouraging stock ownership by Eligible Persons; and (iii) providing compensation opportunities to attract, retain and motivate Eligible Persons.

2.2	Common Shares Subject to the Plan:

(a)	General: This Plan is a "rolling up to 10%" omnibus plan whereby the total number of Common Shares that are issuable pursuant to all Security Based Compensation granted or awarded hereunder, in aggregate, is equal to up to a maximum of 10% of the issued and outstanding Common Shares as of the date of grant or award (together with any Common Shares issuable pursuant to any other Share Compensation Arrangement). For greater certainty, any Restricted Share Units and Deferred Share Units that must be settled in cash in accordance with the Restricted Share Unit Agreement and the Deferred Share Unit Agreement approved by the Administrators at the time of grant shall not count towards the maximum of 10% of issued and outstanding Common Shares reserved under this Plan as required by the policies of the Exchange.

(b)	Limits for Individuals: Unless the Corporation obtains disinterested shareholder approval, the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Plan to any one Participant (together with those Common Shares issuable pursuant to any other Share Compensation Arrangement) in any 12 month period shall not exceed 5% of the issued and outstanding Common Shares, calculated as at the date that such Security Based Compensation is granted or issued to the Participant.

(c)	Limits for Consultants: The maximum number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Plan in any 12 month period to any one Consultant (together with those Common Shares issuable pursuant to any other Share Compensation Arrangement) shall not exceed 2% of the issued and outstanding Common Shares, calculated as at the date that such Security Based Compensation is granted or issued to the Consultant.

(d)	Limits for Investor Relations Service Providers: The maximum aggregate number of Common Shares issuable pursuant to all Options granted to all Investor Relations Service Providers under the Plan in any 12 month period in aggregate shall not exceed 2% of the issued and outstanding Common Shares, calculated as at the date any Option is granted to such Investor Relations Services Provider; provided, that Options granted to any and all Investor Relations Service Providers must vest in stages over a period of not less than 12 months such that:

(i)	no more than 1/4 of the Options vest no sooner than three months after the Options were granted;

(ii)	no more than 1/4 of the Options vest no sooner than six months after the Options were granted;

(iii)	no more than 1/4 of the Options vest no sooner than nine months after the Options were granted; and

(iv)	the remainder of the Options vest no sooner than 12 months after the Options were granted.

2.3	Other Terms of the Plan

All Security Based Compensation granted or issued hereunder is non-assignable and non-transferable.

Unless the Corporation obtains disinterested shareholder approval, the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Plan to Insider Participants as a group (together with those Common Shares issuable pursuant to any other Share Compensation Arrangement) shall not exceed 10% of the issued and outstanding Common Shares at any point in time.

Unless the Corporation obtains disinterested shareholder approval, the maximum number of Common Shares issuable pursuant to all Security Based Compensation granted or issued under the Plan in any 12 month period to Insider Participants as a group (together with those Common Shares issuable pursuant to any other Share Compensation Arrangement) shall not exceed 10% of the issued and outstanding Common Shares, calculated as at the date that such Security Based Compensation is granted or issued to any Insider Participant.

For greater certainty, Investor Relations Service Providers may not receive any Security Based Compensation other than Options.

Any Security Based Compensation granted or issued to any Participant who is a Director, Officer, Employee, Consultant or Management Company Employee must expire within 12 months following the date the Participant ceases to be an Eligible Person under the Plan.

2.4	Administration of the Plan: The Plan shall be administered by the Administrators, through the recommendation of the Nomination, Compensation and Corporate Governance Committee of the Board. Subject to any limitations of the Plan, the Administrators shall have the power and authority to:

(a)	adopt rules and regulations for implementing the Plan;

(b)	determine the eligibility of persons to participate in the Plan in accordance with section 3 herein;

(c)	determine when Restricted Share Units, Options and Deferred Share Units to Eligible Persons shall be awarded or granted, the number of Restricted Share Units, Options and Deferred Share Units to be awarded or granted, the vesting criteria for each award of Restricted Share Units, the vesting period for each grant of Options and the vesting period for each award of Deferred Share Units;

(d)	interpret and construe the provisions of the Plan and any agreement or instrument under the Plan;

(e)	require that any Participant provide certain representations, warranties and certifications to the Corporation to satisfy the requirements of applicable laws, including without limitation, exemptions from the registration requirements of the 1933 Act and applicable state securities laws; and

(f)	make all other determinations and take all other actions as they determine to be necessary or desirable to implement, administer and give effect to the Plan.

3.	ELIGIBILITY AND PARTICIPATION IN PLAN

3.1	The Plan and Participation: The Plan is hereby established for Eligible Persons. Restricted Share Units may be awarded and Options may be granted to any Eligible Person as determined by the Administrators in accordance with the provisions hereof. Deferred Share Units may be awarded only to Directors who are not Employees in accordance with the provisions hereof. The Corporation and each Participant acknowledge that they are responsible for ensuring and confirming that such Participant is a bona fide Eligible Person entitled to receive Options, Restricted Share Units or Deferred Share Units, as the case may be.

3.2	Agreements: All Restricted Share Units awarded hereunder shall be evidenced by a restricted share unit agreement ("Restricted Share Unit Agreement") between the Corporation and the Participant, substantially in the form set out in Exhibit A or in such other form as the Administrators may approve from time to time. All Options granted hereunder shall be evidenced by an option agreement ("Option Agreement") between the Corporation and the Participant, substantially in the form as set out in Exhibit B or in such other form as the Administrators may approve from time to time. All Deferred Share Units awarded hereunder shall be evidenced by a deferred share unit agreement ("Deferred Share Unit Agreement") between the Corporation and the Participant, substantially in the form set out in Exhibit D or in such other form as the Administrators may approve from time to time.

4.	AWARD OF RESTRICTED SHARE UNITS

4.1	Award of Restricted Share Units: The Administrators may, at any time and from time to time, award Restricted Share Units to Eligible Persons (other than Eligible Persons providing Investor Relations Activities). In awarding any Restricted Share Units, the Administrators shall determine:

(a)	to whom Restricted Share Units pursuant to the Plan will be awarded;

(b)	the number of Restricted Share Units to be awarded and credited to each Participant's RSU Account;

(c)	the Award Date; and

(d)	subject to section 4.3 hereof, the applicable vesting criteria.

Upon the award of Restricted Share Units, the number of Restricted Share Units awarded to a Participant shall be credited to the Participant's RSU Account effective as of the Award Date.

4.2	Restricted Share Unit Agreement: Upon the award of each Restricted Share Unit to a Participant, a Restricted Share Unit Agreement shall be delivered by the Administrators to the Participant.

4.3	Vesting:

(a)	Subject to subsections (c) and (d) below, at the time of the award of Restricted Share Units, the Administrators shall, subject to Exchange rules, determine in their sole discretion the vesting criteria applicable to such Restricted Share Units provided that, subject to sections 4.7(c) and 7.1(a), no Restricted Share Units may vest before the date that is one year following the date of grant or issue.

(b)	For greater certainty, the vesting of Restricted Share Units may be determined by the Administrators to include criteria such as performance vesting, in which the number of Common Shares (or cash equivalent) to be delivered to a Participant for each Restricted Share Unit that vests may fluctuate based upon the Corporation's performance and/or the Market Price of the Common Shares, in such manner as determined by the Administrators in their sole discretion.

(c)	Each Restricted Share Unit shall be subject to vesting in accordance with the terms set out in the Restricted Share Unit Agreement.

(d)	Notwithstanding anything to the contrary in this Plan, all vesting and issuances or payments, as applicable, in respect of a Restricted Share Unit shall be completed no later than December 15 of the third calendar year commencing after the Award Date for such Restricted Share Unit.

4.4	Blackout Periods: Should the date of vesting of a Restricted Share Unit fall within a Blackout Period formally imposed by the Corporation, such date of vesting shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Blackout Period, such tenth Business Day to be considered the date of vesting for such Restricted Share Unit for all purposes under the Plan. Notwithstanding section 7.3 hereof, the ten Business Day period referred to in this section 4.4 may not be extended by the Board.

4.5	Vesting and Settlement: As soon as practicable after the relevant date of vesting of any Restricted Share Units awarded under the Plan and with respect to a U.S. Participant, no later than 60 days thereafter, but subject to subsection 4.3(d), a Participant shall be entitled to receive and the Corporation shall issue or pay (at its discretion):

(a)	a lump sum payment in cash equal to the number of vested Restricted Share Units recorded in the Participant's RSU Account multiplied by the Market Price of a Common Share on the Payout Date;

(b)	the number of Common Shares required to be issued to a Participant upon the vesting of such Participant's Restricted Share Units in the Participant's RSU Account, duly issued as fully paid and non-assessable shares and such Participant shall be registered on the books of the Corporation as the holder of the appropriate number of Common Shares; or

(c)	any combination of the foregoing.

4.6	Taxes and Source Deductions: the Corporation or an affiliate of the Corporation may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Corporation or the affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to remit in connection with this Plan, any Restricted Share Units or any issuance of Common Shares ("Withholding Obligations"). Without limiting the generality of the foregoing, the Corporation may, at its discretion: (i) deduct and withhold those amounts it is required to remit pursuant to the Withholding Obligations from any cash remuneration or other amount payable to the Participant, whether or not related to the Plan, the vesting of any Restricted Share Units or the issue of any Common Shares; (ii) allow the Participant to make a cash payment to the Corporation equal to the amount required to be remitted, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant; or (iii) settle a portion of vested Restricted Share Units of a Participant in cash equal to the amount the Corporation is required to remit, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant. Where the Corporation considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Common Shares to be issued to a Participant on vesting of any Restricted Share Units may be made conditional upon the Participant (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment to it in a timely manner of all taxes required to be remitted, pursuant to the Withholding Obligations, for the account of the Participant.

4.7	Rights Upon an Event of Termination:

(a)	Subject to section 0, if an Event of Termination has occurred in respect of any Participant, any and all Common Shares corresponding to any vested Restricted Share Units in the Participant's RSU Account shall be issued as soon as practicable after the Event of Termination to the former Participant in accordance with section 4.5 hereof. With respect to each Restricted Share Unit of a U.S. Participant, such Restricted Share Unit will be settled and shares issued as soon as practicable following the date of vesting of such Restricted Share Unit as set forth in the applicable Restricted Share Unit Agreement, but in all cases within 60 days following such date of vesting.

(b)	If an Event of Termination has occurred in respect of any Participant, any unvested Restricted Share Units in the Participant's RSU Account shall, unless otherwise determined by the Administrators in their discretion or otherwise agreed to by the Corporation in an employment agreement or consulting agreement with an Eligible Person, and subject to the requirements set out in section 4.6 of TSXV Policy 4.4, vest and be settled before the earlier of (i) the vesting schedule set out in the applicable Restricted Share Unit Award Agreement and (ii) 12 months after the date of the Event of Termination. Subject to section 0, with respect to any Restricted Share Unit of a U.S. Participant, if the Administrators determine, in their discretion, to waive vesting conditions applicable to a Restricted Share Unit that is unvested at the time of an Event of Termination, such Restricted Share Unit shall not be forfeited or cancelled, but instead will be deemed to be vested and settled and shares delivered following the date of vesting of such Restricted Share Unit as set forth in the applicable Restricted Share Unit Agreement.

(c)	If an Event of Termination involving the death of a Participant occurs and such Participant is entitled to any Restricted Share Units in accordance with this section 4.7, the heirs or administrators of such Participant must claim such Security Based Compensation within one year of the Participant's death.

(d)	Subject to section 0 and the requirements set out in section 4.6 of TSXV Policy 4.4, notwithstanding the foregoing subsection 4.7(b), if a Participant retires in accordance with the Corporation's retirement policy, at such time, any unvested performance-based Restricted Share Units in the Participant's RSU Account shall not be forfeited by the Participant or cancelled and instead shall be eligible to become vested in accordance with the vesting conditions set forth in the applicable Restricted Share Unit Agreement after such retirement (as if retirement had not occurred), but only if the performance vesting criteria, if any, are met on the applicable date.

(e)	Notwithstanding the foregoing subsection 4.7(b), for greater certainty, if a Participant's employment is terminated for just cause or if a Participant resigns without good reason, each unvested Restricted Share Unit in the Participant's RSU Account shall forthwith and automatically be forfeited by the Participant and cancelled.

(f)	For the purposes of this Plan and all matters relating to the Restricted Share Units, the date of the Event of Termination shall be determined without regard to any applicable severance or termination pay, damages, or any claim thereto (whether express, implied, contractual, statutory, or at common law).

4.8	Restricted Share Unit Accounts: A separate notional account for Restricted Share Units shall be maintained for each Participant (an "RSU Account"). Each RSU Account will be credited with Restricted Share Units awarded to the Participant from time to time pursuant to section 4.1 hereof by way of a bookkeeping entry in the books of the Corporation. On the vesting of the Restricted Share Units pursuant to section 4.3 hereof and the corresponding issuance of Common Shares to the Participant pursuant to section 4.5 hereof, or on the forfeiture and cancellation of the Restricted Share Units pursuant to section 4.7 hereof, the applicable Restricted Share Units credited to the Participant's RSU Account will be cancelled.

4.9	Record Keeping: the Corporation shall maintain records in which shall be recorded:

(a)	the name and address of each Participant;

(b)	the number of Restricted Share Units credited to each Participant's RSU Account;

(c)	any and all adjustments made to Restricted Share Units recorded in each Participant's RSU Account; and

(d)	any other information which the Corporation considers appropriate to record in such records.

5.	GRANT OF OPTIONS

5.1	Grant of Options: The Administrators may at any time and from time to time grant Options to Eligible Persons. In granting any Options, the Administrators shall determine:

(a)	to whom Options pursuant to the Plan will be granted;

(b)	the number of Options to be granted, the Grant Date and the Exercise Price of each Option;

(c)	subject to section 5.4 hereof, the expiration date of each Option; and

(d)	subject to section 5.3 hereof, the applicable vesting criteria,

provided, however that the Exercise Price for a Common Share pursuant to any Option shall not be less than the Discounted Market Price on the Grant Date in respect of that Option, and with respect to Options granted to U.S. Participants, the Exercise Price shall not be less than the closing price of the Common Shares on any exchange in Canada where Common Shares are listed on the last trading day prior to the Grant Date. If the Corporation does not issue a news release to announce the grant and the exercise price of an Option, the Discounted Market Price is the last closing price of the Common Shares before the date of grant of the Option less the applicable discount.

5.2	Option Agreement: Upon each grant of Options to a Participant, an Option Agreement shall be delivered by the Administrators to the Participant.

5.3	Vesting:

(a)	Subject to subsection 2.2(d) above with respect to grants to Eligible Persons providing Investor Relations Activities, at the time of the grant of any Options, the Administrators shall determine, in accordance with applicable vesting requirements of the Exchange, the vesting criteria applicable to such Options.

(b)	The Administrators may determine when any Option will become exercisable and may determine that Options shall be exercisable in instalments or pursuant to a vesting schedule. The Option Agreement will disclose any vesting conditions prescribed by the Administrators.

5.4	Term of Option/Blackout Periods: The term of each Option shall be determined by the Administrators; provided that no Option shall be exercisable after ten years from the Grant Date. Should the term of an Option expire on a date that falls within a Blackout Period formally imposed by the Corporation, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Blackout Period, such tenth Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding section 7.3 hereof, the ten Business Day period referred to in this section 5.4 may not be extended by the Board.

5.5	Exercise of Option:

Options that have vested in accordance with the provisions of this Plan and the applicable Option Agreement may be exercised at any time, or from time to time, during their term and subject to the provisions of sections 5.6, 5.7, 5.8 and 5.10 hereof as to any number of whole Common Shares that are then available for purchase thereunder; provided that no partial exercise may be for less than 100 whole Common Shares. Options may be exercised by delivery of a written notice of exercise to the Administrators, substantially in the form attached to this Plan as Exhibit C (the "Option Exercise Notice"), with respect to the Options, or by any other form or method of exercise acceptable to the Administrators.

5.6	Regular Exercise; Payment and Issuance:

(a)	Upon actual receipt by the Corporation or its agent of the materials required by subsection 5.5 and receipt by the Corporation of cash, a cheque, bank draft or other form of acceptable payment for the aggregate Exercise Price, the number of Common Shares in respect of which the Options are exercised will be issued as fully paid and non-assessable shares and the Participant exercising the Options shall be registered on the books of the Corporation as the holder of the appropriate number of Common Shares. No person or entity shall enjoy any part of the rights or privileges of a holder of Common Shares which are subject to Options until that person or entity becomes the holder of record of those Common Shares. No Common Shares will be issued by the Corporation prior to the receipt of payment by the Corporation for the aggregate Exercise Price for the Options being exercised.

(b)	Without limiting the foregoing, and unless otherwise determined by the Administrators or not compliant with any applicable laws, (i) cashless exercise of Options shall only be available to a Participant who was granted and is exercising such Options outside the United States as a non-U.S. Person in compliance with Regulation S under the 1933 Act at a time when the Common Shares are listed and posted for trading on an Exchange or market in Canada that permits cashless exercise, the Participant intends to immediately sell the Common Shares issuable upon exercise of such Options in Canada and the proceeds of sale will be sufficient to satisfy the Exercise Price of the Options, and (ii) if an eligible Participant elects to exercise the Options through cashless exercise and complies with any relevant protocols approved by the Administrators, a sufficient number of the Common Shares issued upon exercise of the Options will be sold in Canada by a designated broker on behalf of the Participant to satisfy the Exercise Price of the Options, the Exercise Price of the Options will be delivered to the Corporation and the Participant will receive only the remaining unsold Common Shares from the exercise of the Options and the net proceeds of the sale after deducting the Exercise Price of the Options, applicable taxes and any applicable fees and commissions, all as determined by the Administrators from time to time. The Corporation shall not deliver the Common Shares issuable upon a cashless exercise of Options until receipt of the Exercise Price therefor, whether by a designated broker selling the Common Shares issuable upon exercise of such Options through a short position or such other method determined by the Administrators in compliance with applicable laws.

5.7	Cashless Exercise: Subject to prior approval by the Administrators, and provided that the Common Shares are listed and posted for trading on an Exchange or market that permits cashless exercise, a Participant may elect cashless exercise in its Option Exercise Notice. In such case, the Participant will not be required to deliver to the Administrators a cheque or other form of payment for the aggregate Exercise Price referred to above. Instead the following provisions will apply:

(a)	Whereby the Corporation has an arrangement with a brokerage firm pursuant to which the brokerage firm will loan money to a Participant to purchase the Common Shares underlying the Options. The brokerage firm then sells a sufficient number of Common Shares to cover the exercise price of the Options in order to repay the loan made to the Participant. The brokerage firm receives an equivalent number of Common Shares from the exercise of the Options and the Participant then receives the balance of Common Shares or the cash proceeds from the balance of such Common Shares.

(b)	Before the relevant trade date, the Participant will deliver the Option Exercise Notice including details of the trades to the Corporation electing the cashless exercise and the Corporation will direct its registrar and transfer agent to issue a certificate for such Participant's Common Shares in the name of the broker (or as the broker may otherwise direct) for the number of Common Shares issued on the exercise of the Options, against payment by the broker to the Corporation of (i) the Exercise Price for such Common Shares; and (ii) the amount the Corporation determines, in its discretion, is required to satisfy the Corporation withholding tax and source deduction remittance obligations in respect of the exercise of the Options and issuance of Common Shares.

(c)	The broker will deliver to the Participant the remaining value of the Options, net of any brokerage commission or other expenses (the "In-the-Money Amount"), in either (i) cash in an amount equal to the In-the-Money-Amount, or (b) such number of Common Shares (rounded down to the nearest whole number) having a fair Market Price equal to the In-the-Money Amount, plus a cash amount equal to the fraction of a Common Share that would otherwise be issuable multiplied by the fair Market Price of a Common Share.

5.8	Net Exercise: Subject to prior approval by the Administrators, a Participant, excluding Investor Relations Service Providers, may elect to surrender for cancellation to the Corporation any vested Options being exercised and the Corporation will issue to the Participant, as consideration for the surrender of such Options, that number of Common Shares (rounded down to the nearest whole Common Share) on a net issuance basis in accordance with the following formula below:

X      =      Y (A - B)
                      A

where:

X =            The number of Common Shares to be issued to the Participant in consideration for the net exercise of the Options under this section 5.8;

Y =            The number of vested Options with respect to the vested portion of the Option to be surrendered for cancellation;

A =            The VWAP of the Common Shares; and

B =            The Exercise Price for such Options.

The Corporation may elect to forego any deduction in accordance with subsection 110(1.1) of the Income Tax Act (Canada) with respect to Options settled on a net exercise basis.

In the event of a cashless exercise or net exercise, the number of Options exercised, surrendered or converted, and not the number of Common Shares actually issued by the Corporation, must be included in calculating the limits set forth in sections 2.2, 2.2(b), 2.2(c), 2.2(d), 0 and 0.

5.9	Taxes and Source Deductions: The Corporation or an affiliate of the Corporation may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Corporation or the affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to remit pursuant to the Withholding Obligations in connection with this Plan, any Options or any issuance of Common Shares. Without limiting the generality of the foregoing, the Corporation may, at its discretion: (i) deduct and withhold those amounts it is required to remit, pursuant to the Withholding Obligations, from any cash remuneration or other amount payable to the Participant, whether or not related to the Plan, the exercise of any Options or the issue of any Common Shares; or (ii) allow the Participant to make a cash payment to the Corporation equal to the amount required to be remitted, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant. Where the Corporation considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Common Shares to be issued to a Participant on the exercise of Options may be made conditional upon the Participant (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment in a timely manner of all taxes required to be remitted, pursuant to the Withholding Obligations, for the account of the Participant.

5.10	Rights Upon an Event of Termination:

(a)	If an Event of Termination has occurred in respect of a Participant, any unvested Options, to the extent not available for exercise as of the date of the Event of Termination, shall, unless otherwise determined by the Administrators in their discretion, vest before the earlier of (i) the vesting schedule set out in the applicable Option Agreement and (ii) 12 months after the date of the Event of Termination. There can be no acceleration of the vesting requirements applicable to Options granted to an Investor Relations Service Provider without the prior written approval of the Exchange.

(b)	Except as otherwise stated herein or otherwise determined by the Administrators in their discretion or otherwise agreed to by the Corporation in an employment agreement or consulting agreement with an Eligible Person (provided such determination does not exceed a maximum of one year), upon the occurrence of an Event of Termination in respect of a Participant, any vested Options granted to the Participant that are available for exercise may be exercised only before the earlier of:

(i)	the expiry of the Option; and

(ii)	six months after the date of the Event of Termination.

(c)	Notwithstanding the foregoing subsections 5.10(a) and (b), if a Participant's employment is terminated for just cause or if a Participant resigns without good reason, each Option held by the Participant, whether or not then exercisable, shall forthwith and automatically be cancelled and may not be exercised by the Participant.

(d)	For the purposes of this Plan and all matters relating to the Options, the date of the Event of Termination shall be determined without regard to any applicable severance or termination pay, damages, or any claim thereto (whether express, implied, contractual, statutory, or at common law).

(e)	If an Event of Termination involving the death of a Participant occurs and such Participant is entitled to any Options in accordance with this section 5.10, the heirs or administrators of such Participant must claim such Security Based Compensation within one year of the Participant's death.

5.11	Record Keeping: The Corporation shall maintain an Option register in which shall be recorded:

(a)	the name and address of each holder of Options;

(b)	the number of Common Shares subject to Options granted to each holder of Options;

(c)	the term of the Option and Exercise Price, including adjustments for each Option granted; and

(d)	any other information which the Corporation considers appropriate to record in such register.

6.	AWARD OF DEFERRED SHARE UNITS

6.1	Award of Deferred Share Units:

(a)	The Administrators may fix, from time to time, a portion of the Director Fees that is to be payable in the form of DSUs. In addition, each Electing Person may be given, subject to the conditions stated herein, the right to elect in accordance with section 6.1(b) to participate in the grant of additional DSUs pursuant to this Article 6. An Electing Person who elects to participate in the grant of additional DSUs pursuant to this Article 6 shall receive their Elected Amount (as that term is defined below) in the form of DSUs in lieu of cash. The "Elected Amount" shall be an amount, as elected by the Director, in accordance with applicable tax law, between 0% and 100% of any Director Fees that are otherwise intended to be paid in cash (the "Cash Fees").

(b)	Each Electing Person who elects to receive their Elected Amount in the form of DSUs in lieu of cash will be required to file a notice of election in the form of Exhibit E hereto (the "Election Notice") with the Chief Financial Officer of the Corporation: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year in which the services giving rise to the compensation are performed (other than for Director Fees payable for the 2024 financial year to any Electing Person who is not a U.S. Participant as of the date of this Plan, in which case such Electing Person shall file the Election Notice by the date that is 30 days from the effective date of the Plan with respect to compensation paid for services to be performed after such date); and (ii) in the case of a newly appointed Electing Person who is not a U.S. Participant, within 30 days of such appointment with respect to compensation paid for services to be performed after such date. In the case of an existing Electing Person who is a U.S. Participant as of the Effective Date of this Plan and who was not eligible to participate in the Predecessor Plan or in any other deferred compensation plan required to be aggregated with this Plan for purposes of Section 409A of the Code, an initial Election Notice may be filed by the date that is 30 days from the Effective Date only with respect to compensation paid for services to be performed after the Election Date; and in the case of a newly appointed Electing Person who is a U.S. Participant, an Election Notice may be filed within 30 days of such appointment only with respect to compensation paid for services to be performed after the Election Date. If no election is made within the foregoing time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of his or her Cash Fees in cash.

(c)	Subject to subsection 6.1(d), the election of an Electing Person under subsection 6.1(b) shall be deemed to apply to all Cash Fees that would be paid subsequent to the filing of the Election Notice, and such Electing Person is not required to file another Election Notice for subsequent calendar years.

(d)	Each Electing Person who is not a U.S. Participant is entitled once per calendar year to terminate his or her election to receive DSUs in lieu of Cash Fees by filing with the Chief Financial Officer of the Corporation a notice in the form of Exhibit F hereto. Such termination shall be effective immediately upon receipt of such notice, provided that the Corporation has not imposed a Blackout Period. Thereafter, any portion of such Electing Person's Cash Fees payable or paid in the same calendar year and, subject to complying with subsection 6.1(b), all subsequent calendar years shall be paid in cash. For greater certainty, to the extent an Electing Person terminates his or her participation in the grant of DSUs pursuant to this Article 6, he or she shall not be entitled to elect to receive the Elected Amount, or any other amount of his or her Cash Fees in DSUs in lieu of cash again until the calendar year following the year in which the termination notice is delivered. An election by a U.S. Participant to receive the Elected Amount in DSUs in lieu of cash for any calendar year is irrevocable for that calendar year after the expiration of the election period for that year, and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the termination notice in the form of Exhibit G is delivered.

(e)	Any DSUs granted pursuant to this Article 6 prior to the delivery of a termination notice pursuant to Section 6.1(d) shall remain in the Plan following such termination and will be redeemable only in accordance with the terms of the Plan.

(f)	The number of DSUs (including fractional DSUs) granted at any particular time pursuant to this Article 6 will be calculated by dividing (i) the amount of any compensation that is to be paid in DSUs (including Director Fees and any Elected Amount), as determined by the Administrator, by (ii) the Market Price of a Common Share on the Award Date.

(g)	In addition to the foregoing, the Administrators may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Administrators may prescribe, award DSUs to any Participant.

6.2	Deferred Share Unit Agreement: Upon the award of each Deferred Share Unit to a Participant, a Deferred Share Unit Agreement shall be delivered by the Administrators to the Participant.

6.3	Vesting: Subject to sections 6.7 and 7.1(a), Deferred Share Units shall vest on the date that is 12 months following the date of grant or issue.

6.4	Blackout Periods: Should the date of vesting of a Deferred Share Unit fall within a Blackout Period formally imposed by the Corporation, such date of vesting shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Blackout Period, such tenth Business Day to be considered the date of vesting for such Deferred Share Unit for all purposes under the Plan. Notwithstanding section 7.3 hereof, the ten Business Day period referred to in this section 6.4 may not be extended by the Board.

6.5	Settlement:

(a)	DSUs shall be settled on the date established in the Deferred Share Unit Agreement; provided, however that in no event shall a DSU be settled prior to a Participant's Termination Date, or, in the case of a Canadian Participant, later than one (1) year following the date of the applicable Canadian Participant's Termination Date. In the case of a Participant (other than a Canadian Participant), in no event shall a DSU be settled later than three (3) years following the date of the applicable Participant's Termination Date. If the Deferred Share Unit Agreement does not establish a date for the settlement of the DSUs, then the settlement date shall be the Participant's Termination Date, subject to the delay that may be required pursuant to the Code in the case of a U.S. Participant. Subject to the Code in the case of a U.S. Participant, and except as otherwise provided in a Deferred Share Unit Agreement, on the settlement date for any DSU, each vested DSU will be redeemed for:

(b)	one fully paid and non-assessable Common Share issued from treasury to the Participant or as the Participant may direct, or

(c)	a cash payment, or

(d)	a combination of Common Shares and cash as contemplated by paragraphs (i) and (ii) above,

(e)	in each case as determined by the Administrators in their discretion.

(f)	Any cash payments made under this section 6.4 by the Corporation to a Participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(g)	Payment of cash to Participants on the redemption of vested DSUs may be made through the Corporation's payroll in the pay period that the settlement date falls within.

6.6	Taxes and Source Deductions: the Corporation or an affiliate of the Corporation may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Corporation or the affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to remit pursuant to the Withholding Obligations in connection with this Plan, any Deferred Share Units or any issuance of Common Shares. Without limiting the generality of the foregoing, the Corporation may, at its discretion: (i) deduct and withhold those amounts it is required to remit pursuant to the Withholding Obligations from any cash remuneration or other amount payable to the Participant, whether or not related to the Plan, the vesting or settlement of any Deferred Share Units or the issue of any Common Shares; (ii) allow the Participant to make a cash payment to the Corporation equal to the amount required to be remitted, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant; or (iii) settle a portion of vested Deferred Share Units of a Participant in cash equal to the amount the Corporation is required to remit, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant. Where the Corporation considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Common Shares to be issued to a Participant on settlement of any Deferred Share Units may be made conditional upon the Participant (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment to it in a timely manner of all taxes required to be remitted, pursuant to the Withholding Obligations, for the account of the Participant.

6.7	Rights Upon an Event of Termination:

(a)	Subject to section 0, if an Event of Termination has occurred in respect of any Participant, any and all Common Shares corresponding to any vested Deferred Share Units in the Participant's DSU Account shall be issued as soon as practicable after the Event of Termination to the former Participant in accordance with section 6.5 hereof.

(b)	If an Event of Termination has occurred in respect of any Participant, any unvested Deferred Share Units in the Participant's DSU Account shall, unless otherwise determined by the Administrators in their discretion or otherwise agreed to by the Corporation in an agreement with an Eligible Person, and subject to the requirements set out in section 4.6 of TSXV Policy 4.4, vest and be settled before the earlier of (i) the vesting schedule set out in the applicable Deferred Share Unit Agreement and (ii) 12 months after the date of the Event of Termination.

(c)	If an Event of Termination involving the death of a Participant occurs and such Participant is entitled to any Deferred Share Units in accordance with this section 6.7, the heirs or administrators of such Participant must claim such Security Based Compensation within one year of the Participant's death.

(d)	Subject to section 0 and the requirements set out in section 4.6 of TSXV Policy 4.4, notwithstanding the foregoing subsection (b), if a Participant retires in accordance with the Corporation's retirement policy, at such time, any unvested performance-based Deferred Share Units in the Participant's DSU Account shall not be forfeited by the Participant or cancelled and instead shall be eligible to become vested in accordance with the vesting conditions set forth in the applicable Deferred Share Unit Agreement after such retirement (as if retirement had not occurred), but only if the performance vesting criteria, if any, are met on the applicable date.

(e)	Notwithstanding the foregoing subsection 6.7(b), for greater certainty, if a Participant's employment is terminated for just cause or if a Participant resigns without good reason, each unvested Deferred Share Unit in the Participant's DSU Account shall forthwith and automatically be forfeited by the Participant and cancelled.

(f)	For the purposes of this Plan and all matters relating to the Deferred Share Units, the date of the Event of Termination shall be determined without regard to any applicable severance or termination pay, damages, or any claim thereto (whether express, implied, contractual, statutory, or at common law).

6.8	Deferred Share Unit Account: A separate notional account for Deferred Share Units shall be maintained for each Participant (which, for greater certainty includes Electing Persons) (a "DSU Account"). Each DSU Account will be credited with Deferred Share Units awarded to the Participant from time to time pursuant to section 6.1 hereof by way of a bookkeeping entry in the books of the Corporation.

6.9	Record Keeping: the Corporation shall maintain records in which shall be recorded:

(a)	the name and address of each Participant;

(b)	the number of Deferred Share Units credited to each Participant's DSU Account;

(c)	any and all adjustments made to Deferred Share Units recorded in each Participant's DSU Account; and

(d)	any other information which the Corporation considers appropriate to record in such records.

7.	GENERAL

7.1	Effective Date of Plan: The Plan shall be effective as of the Effective Date.

(a)	Change of Control:

If there is a Change of Control transaction then, notwithstanding any other provision of this Plan except subsection 4.3(d) which will continue to apply in all circumstances, any or all unvested Restricted Share Units, any or all Options (whether or not currently exercisable) and any or all unvested Deferred Share Units shall automatically vest or become exercisable, as applicable, such that Participants under the Plan shall be able to participate in the Change of Control transaction, including, at the election of the holder thereof, by surrendering such Restricted Share Units, Options and Deferred Share Units to the Corporation or a third party or exchanging such Restricted Share Units, Options or Deferred Share Units, for consideration in the form of cash and/or securities, to be determined by the Administrators in their sole discretion, subject to any necessary Exchange approvals. For greater certainty, the occurrence of a Change of Control will not trigger the right of a Participant to receive a payment in respect of a Deferred Share Unit prior to a Termination Date for such Participant. For clarity, Restricted Share Units, Options or Deferred Share Units of a Participant will only be accelerated as contemplated in this subsection 0 if such Participant ceases to be an Eligible Person in connection with the Change of Control. Notwithstanding the foregoing, with respect to Options of U.S. Participants, any exchange, substitution or amendment of such Options will occur only to the extent and in a manner that will not result in the imposition of taxes under Section 409A of the Code, and with respect to Restricted Share Units or Deferred Share Units, as applicable, of U.S. Participants, any surrender or other modification of Restricted Share Units or Deferred Share Units, as applicable, will occur only to the extent such surrender or other modification will not result in the imposition of taxes under Section 409A of the Code. Notwithstanding the foregoing, there can be no acceleration of the vesting requirements applicable to Options granted to an Investor Relations Service Provider without the prior written approval of the Exchange.

7.2	Reorganization Adjustments:

(a)	In the event of any declaration by the Corporation of any stock dividend payable in securities (other than a dividend which may be paid in cash or in securities at the option of the holder of Common Shares), or any subdivision or consolidation of Common Shares, reclassification or conversion of Common Shares, or any combination or exchange of securities, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin off involving the Corporation, distribution (other than normal course cash dividends) of company assets to holders of Common Shares, or any other corporate transaction or event involving the Corporation or the Common Shares, the Administrators, in the Administrators' sole discretion, may, subject to any relevant resolutions of the Board and any necessary Exchange approvals, and without liability to any person, make such changes or adjustments, if any, as the Administrators consider fair or equitable, in such manner as the Administrators may determine, to reflect such change or event including, without limitation, adjusting the number of Options, Restricted Share Units and Deferred Share Units outstanding under this Plan, the type and number of securities or other property to be received upon exercise or redemption thereof, and the Exercise Price of Options outstanding under this Plan, provided that the value of any Option, Restricted Share Unit and Deferred Share Units immediately after such an adjustment, as determined by the Administrators, shall not exceed the value of such Option, Restricted Share Unit and Deferred Share Units prior thereto, as determined by the Administrators.

(b)	Notwithstanding the foregoing, with respect to Options, Restricted Share Units and Deferred Share Units of U.S. Participants, such changes or adjustments will be made in a manner so as to not result in the imposition of taxes under Section 409A of the Code and will comply with the requirements in subsection 4.3(d).

(c)	The Corporation shall give notice to each Participant in the manner determined, specified or approved by the Administrators of any change or adjustment made pursuant to this section and, upon such notice, such adjustment shall be conclusive and binding for all purposes.

(d)	The Administrators may from time to time, subject to any necessary Exchange approvals, adopt rules, regulations, policies, guidelines or conditions with respect to the exercise of the power or authority to make changes or adjustments pursuant to section 7.1(a) or section 7.2(a). The Administrators, in making any determination with respect to changes or adjustments pursuant to section 7.1(a) or section 7.2(a) shall be entitled to impose such conditions as the Administrators consider or determine necessary in the circumstances, including conditions with respect to satisfaction or payment of all applicable taxes (including, but not limited to, withholding taxes).

7.3	Amendment or Termination of Plan:

(a)	The Board may amend this Plan or any Restricted Share Unit or any Option or any Deferred Share Unit at any time without the consent of Participants provided that such amendment shall:

(b)	not adversely alter or impair any Restricted Share Unit previously awarded or any Option previously granted or any Deferred Share Unit previously awarded except as permitted by the provisions of section 7.2 hereof, and, with respect to Restricted Share Units, Options and Deferred Share Units of U.S. Participants, such amendment will not result in the imposition of taxes under Section 409A of the Code;

(c)	be subject to any regulatory approvals including, where required, the approval of the Exchange; and

(d)	be subject to shareholder approval, where required by the requirements of the Exchange, provided that shareholder approval shall not be required for the following amendments:

(i)	amendments of a "housekeeping nature", including any amendment to the Plan or a Restricted Share Unit or Option or Deferred Share Unit that is necessary to comply with applicable laws, tax or accounting provisions or the requirements of any regulatory authority or stock exchange and any amendment to the Plan or a Restricted Share Unit or Option or deferred share unit to correct or rectify any ambiguity, defective provision, error or omission therein, including any amendment to any definitions therein; and

(ii)	amendments that are necessary or desirable for Restricted Share Units or Options or Deferred Share Units to qualify for favourable treatment under any applicable tax law; and

(e)	be subject to disinterested shareholder approval in the event of any reduction in the Exercise Price, or the extension of the term, of any Option granted under the Plan to an Insider Participant.

For greater certainty and subject to approval by the TSX Venture Exchange (if applicable), shareholder approval shall be required in circumstances where an amendment to the Plan would:

(f)	change from a fixed maximum percentage of issued and outstanding Common Shares to a fixed maximum number of Common Shares;

(g)	increase the limits in section 2.2;

(h)	reduce the Exercise Price of any Option (including any cancellation of an Option for the purpose of reissuance of a new Option at a lower Exercise Price to the same person);

(i)	extend the term of any Option beyond the original term (except if such period is being extended by virtue of section 5.4 hereof); or

(j)	amend this section 7.3.

7.4	Termination: The Administrators may terminate this Plan at any time in their absolute discretion. If the Plan is so terminated, no further Restricted Share Units shall be awarded and no further Options shall be granted and no further Deferred Share Units shall be awarded, but the Restricted Shares Units then outstanding and credited to Participants' RSU Accounts and the Options then outstanding and the Deferred Share Units then outstanding and credited to Participants' DSU Accounts shall continue in full force and effect in accordance with the provisions of this Plan. Any termination of this Plan shall occur in a manner that will not result in the imposition of taxes on a U.S. Participant under Section 409A of the Code.

7.5	Transferability: A Participant shall not be entitled to transfer, assign, charge, pledge or hypothecate, or otherwise alienate, whether by operation of law or otherwise, the Participant's Restricted Share Units or Options or Deferred Share Units or any rights the Participant has under the Plan.

7.6	Rights as a Shareholder: Under no circumstances shall the Restricted Share Units or Options or Deferred Share Units be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares (including, but not limited to, the right to dividend equivalent payments).

7.7	Credits for Dividends:

(a)	Subject to section 7.7(b), whenever cash or other dividends are paid on Common Shares, additional Restricted Share Units or Deferred Share Units, as applicable, will be automatically granted to each Participant who holds Restricted Share Units or Deferred Share Units, as applicable, on the record date for such dividends. The number of such Restricted Share Units or Deferred Share Units (rounded to the nearest whole Restricted Share Unit or Deferred Share Unit, as applicable) to be credited to such Participant as of the date on which the dividend is paid on the Common Shares shall be an amount equal to the quotient obtained when (i) the aggregate value of the cash or other dividends that would have been paid to such Participant if the Participant's Restricted Share Units or Deferred Share Units, as applicable, as of the record date for the dividend had been Common Shares, is divided by (ii) the Market Price of the Common Shares as of the date on which the dividend is paid on the Common Shares. Restricted Share Units and Deferred Share Units granted to a Participant pursuant to this section 7.7 shall be subject to the same vesting conditions (time and performance (as applicable)) as the Restricted Share Units and the Deferred Share Units, as applicable, to which they relate.

(b)	In the event that the number of Restricted Share Units or the Deferred Share Units, as applicable, to be granted in accordance with section 7.7(a) would result in the number of Common Shares issuable pursuant to all Security Based Compensation granted or awarded hereunder to exceed the limits set out in sections 2.2, 2.2(b), 2.2(c), 2.2(d), 0 and 0, such Restricted Share Units or Deferred Share Units, as applicable, shall not be granted and the Administrators may determine, in their sole discretion, to make a cash payment to the Participant in lieu thereof equal to the aggregate value determined pursuant to section 7.7(a).

7.8	No Effect on Employment, Rights or Benefits:

(a)	The terms of employment shall not be affected by participation in the Plan.

(b)	Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue as a director, officer, employee or Consultant nor interfere or be deemed to interfere in any way with any right of the Corporation, the Board or the shareholders of the Corporation to remove any Participant from the Board or of the Corporation or any Subsidiary to terminate any Participant's employment or agreement with a Consultant at any time for any reason whatsoever.

(c)	Under no circumstances shall any person who is or has at any time been a Participant be able to claim from the Corporation or any Subsidiary any sum or other benefit to compensate for the loss of any rights or benefits under or in connection with this Plan or by reason of participation in this Plan.

7.9	Market Value of Common Shares: The Corporation makes no representation or warranty as to the future market value of any Common Shares. No Participant shall be entitled, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted to or to be granted for the purpose of reducing the impact, in whole or in part, of any reduction in the market value of the shares of the Corporation or a corporation related thereto.

7.10	Compliance with Applicable Law:

(a)	If any provision of the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith. Notwithstanding the foregoing, the Corporation shall have no obligation to register any securities provided for in this Plan under the 1933 Act.

(b)	The award of Restricted Share Units, the grant of Options, the award of Deferred Share Units and the issuance of Common Shares under this Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities and the Exchange. If the Administrators determine in their discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the award of a Restricted Share Unit, the grant of an Option, the award of a Deferred Share Unit or the issue of a Common Share upon the vesting of a Restricted Share Unit or exercise of an Option or settlement of a Deferred Share Unit, as applicable, that Restricted Share Unit may not vest in whole or in part, that Option may not be exercised in whole or in part and that the Deferred Share Unit may not vest in whole or in part, as applicable, unless that action shall have been completed in a manner satisfactory to the Administrators. In addition, unless the Restricted Share Units, the Options, the Deferred Share Units and the Common Shares issuable pursuant to the Restricted Share Units, Options and Deferred Share Units, as applicable, have been registered under the 1933 Act and any applicable U.S. state securities laws, all rights of a Participant under this Plan shall be subject to and conditioned upon the availability of exemptions or exclusions from the registration requirements of the 1933 Act and any applicable U.S. state securities, as determined by the Corporation in its sole discretion. Any Restricted Share Units or Options or Deferred Share Units granted or issued to a person in the United States or a U.S. Person, as well as the issue of Common Shares pursuant thereto, will result in any certificate representing such securities bearing a United States restrictive legend restricting transfer of such securities under United States federal and state securities laws.

(c)	If the Common Shares are listed on the TSX Venture Exchange and the award of Restricted Share Units, grant of Options or award of Deferred Share Units and the issuance of Common Shares under this Plan is made to a director, officer, promoter or other insider of the Corporation, and unless the respective award, grant or issuance or is qualified by prospectus, or issued under a securities take- over bid, rights offering, amalgamation, or other statutory procedure, then the Restricted Share Unit Agreement, Option Agreement or the Deferred Share Unit Agreement will bear an Exchange Hold Period, and the following legend will be inserted onto the first page of the Restricted Share Unit Agreement or Option Agreement:

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ANY SECURITIES ISSUED UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL __________, 20___ [i.e., four months and one day after the date of grant].

7.11	Governing Law: This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.12	Subject to Approval: The Plan is adopted subject to the approval of the Exchange and any other required regulatory approval. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect.

7.13	Special Terms and Conditions Applicable to U.S. Participants: Options issued to U.S. Participants are intended to be exempt from Section 409A of the Code pursuant to Treas. Reg. Section 1.409A-1(b)(5)(i)(A) and the Plan and such Options will be construed and administered accordingly. Options may be issued to U.S. Participants under the Plan only if the shares with respect to the Options qualify as "service recipient stock" as defined in Treas. Reg. Section 1.409A-1(b)(5)(E)(iii). Restricted Share Units and Deferred Share Units awarded to U.S. Participants are intended to be compliant with Section 409A of the Code and such Restricted Share Units and Deferred Share Units will be construed and administered accordingly. Any waiver or acceleration of vesting under the Plan or any Restricted Share Unit Agreement for a U.S. Participant may occur only to the extent that such acceleration or waiver will not result in the imposition of taxes under Section 409A of the Code. Any payments made under this Plan or any Restricted Share Unit Agreement or any Deferred Share Unit Agreement to a U.S. Participant as a result of a termination of employment that are deemed to be subject to Section 409A of the Code shall occur only if such termination constitutes a "separation from service" as defined in Treas. Reg. 1.409A-1(h). Additionally, any payments resulting from a separation from service made to a U.S. Participant who is a "specified employee" as defined in Treas. Reg. 1.409A-1(i) shall be subject to the six month delay in payments required by Treas. Reg. 1.409A-1(3)(v) if such payments are deemed to be subject to Section 409A of the Code. Although the Corporation intends Options, Restricted Share Units and Deferred Share Units granted to U.S. Participants to be exempt from or compliant with Section 409A of the Code, the Corporation makes no representation or guaranty as to the tax treatment of such Options, Restricted Share Units and Deferred Share Units. Each U.S. Participant (and any beneficiary or the estate of the Participant, as applicable) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with this Plan. Neither the Corporation nor any affiliate, nor any employee or director of the Corporation or an affiliate, shall have any obligation to indemnify or otherwise hold such U.S. Participant, beneficiary or estate harmless from any or all such taxes or penalties.

APPROVED by the shareholders of Corporation on the 12th day of September, 2024.